__________________________________________________________________

RAIT FINANCIAL TRUST, AS ISSUER,

THE GUARANTORS NAMED HEREIN, AS GUARANTORS,

AND

WELLS FARGO BANK, N.A., AS TRUSTEE

INDENTURE

DATED AS OF

APRIL 18, 2007

6.875% Convertible Senior Notes due 2027

TABLE OF CONTENTS

Page

ARTICLE 1 Definitions

Section 1.01. Definitions.

ARTICLE 2 Issue, Description, Execution, Registration and Exchange of Notes

Section 2.01. Section 2.02. Section 2.03. Section 2.04.	Designation Amount and Issue of Notes Form of Notes Date and Denomination of Notes; Payments of Interest. Execution of Notes

Section 2.05. Exchange and Registration of Transfer of Notes; Restrictions on Transfer.

Section 2.06. Section 2.07. Section 2.08. Section 2.09.	Mutilated, Destroyed, Lost or Stolen Notes Temporary Notes Cancellation of Notes. CUSIP Numbers

ARTICLE 3 Redemption and Repurchase of Notes

Section 3.01. Section 3.02. Section 3.03. Section 3.04. Section 3.05. Section 3.06. Section 3.07. Section 3.08.	Optional Redemption of Notes
Notice of Optional Redemption; Selection of Notes
Payment of Notes Called for Redemption by the Issuer
Sinking Fund
Repurchase at Option of Holders Upon a Change in Control.
Repurchase at Option of Holders on Certain Dates.
Notes Repurchased in Part
Repayment to the Issuer

ARTICLE 4 Particular Covenants of the Issuer

Section 4.01. Section 4.02. Section 4.03. Section 4.04. Section 4.05. Section 4.06. Section 4.07. Section 4.08. Section 4.09.	Payment of Principal, Premium and Interest
Maintenance of Office or Agency
Appointments to Fill Vacancies in Trustee’s Office
Provisions as to Paying Agent.
Existence
Rule 144A Information Requirement.
Stay, Extension and Usury Laws
Compliance Certificate
Additional or Special Interest Notice

ARTICLE 5 Noteholders’ Lists and Reports by the Issuer and the Trustee

Section 5.01. Section 5.02. Section 5.03. Section 5.04.	Noteholders’ Lists Preservation and Disclosure of Lists. Reports by Trustee. Reports by Issuer and the Guarantors

ARTICLE 6 Remedies of the Trustee and Noteholders on an Event of Default

Section 6.01. Section 6.02. Section 6.03. Section 6.04. Section 6.05. Section 6.06.	Events of Default Payments of Notes on Default; Suit Therefor Application of Monies Collected by Trustee Proceedings by Noteholder Proceedings by Trustee Remedies Cumulative and Continuing

Section 6.07. Direction of Proceedings and Waiver of Defaults by Majority of Noteholders

Section 6.08. Section 6.09.	Notice of Defaults Undertaking to Pay Costs

ARTICLE 7 The Trustee

Section 7.01. Section 7.02. Section 7.03.	Duties and Responsibilities of Trustee Reliance on Documents, Opinions, etc. No Responsibility for Recitals, etc.

Section 7.04. Trustee, Paying Agents, Conversion Agents or Note Registrar May Own Notes

Section 7.05. Section 7.06. Section 7.07. Section 7.08. Section 7.09. Section 7.10. Section 7.11. Section 7.12. Section 7.13.	Monies to be Held in Trust
Compensation and Expenses of Trustee
Officers’ Certificate as Evidence
Conflicting Interests of Trustee
Eligibility of Trustee
Resignation or Removal of Trustee.
Acceptance by Successor Trustee
Succession by Merger
Preferential Collection of Claims

ARTICLE 8 The Noteholders

Section 8.01. Section 8.02. Section 8.03. Section 8.04. Section 8.05.	Action by Noteholders Proof of Execution by Noteholders Absolute Owners Issuer-Owned Notes Disregarded Revocation of Consents; Future Holders Bound

ARTICLE 9 Supplemental Indentures

Section 9.01. Section 9.02. Section 9.03. Section 9.04.	Supplemental Indentures Without Consent of Noteholders Supplemental Indenture With Consent of Noteholders Effect of Supplemental Indenture Notation on Notes

Section 9.05. Evidence of Compliance of Supplemental Indenture to be Furnished to Trustee

ARTICLE 10 Consolidation, Merger, Sale, Conveyance and Lease

Section 10.01. Section 10.02.	Issuer May Consolidate on Certain Terms Issuer Successor to be Substituted

ARTICLE 11 Satisfaction and Discharge of Indenture

Section 11.01. Section 11.02. Section 11.03. Section 11.04. Section 11.05.	Discharge of Indenture Deposited Monies to be Held in Trust by Trustee Paying Agent to Repay Monies Held Return of Unclaimed Monies Reinstatement

ARTICLE 12 Immunity of Incorporators, Shareholders, Officers, Trustees and Directors

Section 12.01. Indenture and Notes Solely Corporate Obligations

ARTICLE 13 Conversion of Notes

Section 13.01. Section 13.02. Section 13.03. Section 13.04. Section 13.05.	Right to Convert. Exercise of Conversion Right; No Adjustment for Interest or Dividends Cash Payments in Lieu of Fractional Shares Conversion Rate Adjustment of Conversion Rate

Section 13.06. Change in Conversion Right Upon Certain Reclassifications, Business Combinations and Asset Sales.
Section 13.07. Taxes on Shares Issued
Section 13.08. Reservation of Shares, Shares to be Fully Paid; Compliance with Governmental Requirements

Section 13.09. Section 13.10.	Responsibility of Trustee Notice to Holders Prior to Certain Actions. In case:
Section 13.11. Section 13.12.	Shareholder Rights Plans Settlement Upon Conversion

Section 13.13. Conversion Rate Adjustment After Certain Change in Control Transactions.

Section 13.14. Section 13.15.	Ownership Limit; Withholding Tax. Calculation In Respect of Notes

ARTICLE 14 Note Guarantees

Section 14.01. Section 14.02. Section 14.03. Section 14.04. Section 14.05. Section 14.06. Section 14.07. Section 14.08.	Guarantees. Severability Limitation of Liability Contribution Subrogation Reinstatement Release of a Guarantor Benefits Acknowledged

ARTICLE 15 Miscellaneous Provisions

Section 15.01. Section 15.02. Section 15.03. Section 15.04.	Provisions Binding on Issuer’s Successors Official Acts by Successor Corporation Addresses for Notices, etc. Governing Law

Section 15.05. Evidence of Compliance with Conditions Precedent, Certificates to Trustee

Section 15.06.Legal Holidays
Section 15.07.Trust Indenture Act
Section 15.08.No Security Interest Created
Section 15.09.Benefits of Indenture
Section 15.10.Table of Contents, Headings, etc.
Section 15.11.Authenticating Agent
Section 15.12.Execution in Counterparts
Section 15.13.Severability

Exhibit A Form of Note Exhibit B Notation of Guarantee	A-1 B-1

CROSS-REFERENCE TABLE*

Trust Indenture Act Section		Indenture Section
310	(a)(1)	7.09

	(a)(2)	7.09

	(a)(3)	N.A.

	(a)(4)	N.A.

	(a)(5)	N.A.

	(b)	7.08

	(c)	N.A.

311	(a)	7.13

	(b)	7.13

	(c)	N.A.

312	(a)	5.01

	(b)	5.02

	(c)	5.02

313	(a)	5.03

	(b)	5.03

	(c)	N.A.

	(d)	5.03

314	(a)	4.08, 5.04

	(b)	N.A.

	(c)(1)	N.A.

	(c)(2)	N.A.

	(c)(3)	N.A.

	(d)	N.A.

	(e)	N.A.

	(f)	N.A.

315	(a)	7.01

	(b)	6.08

	(c)	6.05

	(d)	7.01

	(e)	6.09

316	(a)(1)(A)	6.07

	(a)(1)(B)	6.07

	(a)(2)	N.A.

	(b)	N.A.

	(c)	N.A.

317	(a)(1)	N.A.

	(a)(2)	N.A.

	(b)	N.A.

318	(a)	N.A.

N.A. means not applicable.

* This Cross-Reference Table is not part of the Indenture.

INDENTURE

INDENTURE, dated as of April 18, 2007, among RAIT Financial Trust, a Maryland real estate investment trust (hereinafter called the “Issuer”), having its principal executive office at 2929 Arch Street, 17th Floor, Philadelphia, Pennsylvania 19104, the Guarantors (as defined herein) and Wells Fargo Bank, N.A., a national banking association organized under the laws of the United States, as trustee hereunder (hereinafter called the “Trustee”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the holders of the Issuer’s 6.875% Convertible Senior Notes due 2027 (hereinafter called the “Notes”) on the date hereof.

ARTICLE 1

Definitions

Section 1.01. Definitions.The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. All other terms used in this Indenture that are defined in the Trust Indenture Act (as defined below) or which are by reference therein defined in the Securities Act (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the respective meanings assigned to such terms in the Trust Indenture Act and in the Securities Act as in force at the date of the execution of this Indenture. The words “herein,” “hereof,” “hereunder” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subdivision. The terms defined in this Article include the plural as well as the singular.

“Additional Interest” has the meaning specified for Liquidated Damages in the Registration Rights Agreement (as defined below).

“Additional or Special Interest Notice” has the meaning specified in Section 4.09.

“Additional Notes” has the meaning specified in Section 2.01.

“Additional Shares” has the meaning specified in Section 13.13.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent Members” has the meaning specified in Section 2.05(b).

“Applicable Conversion Period” means, with respect to a conversion of Notes, the 10 consecutive Trading Day period commencing on the third Trading Day following the date the Notes are tendered for conversion.

“Average Price” means, with respect to a conversion of Notes, an amount equal to the average of the Closing Sale Prices of Common Shares for each Trading Day in the Applicable Conversion Period.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal, state, or foreign law for the relief of debtors.

“Board of Trustees” means the Board of Trustees (or any equivalent body serving substantially the same function as a board of directors of a corporation) of the Issuer or of any Guarantor, as the case may be, or a committee of such Board duly authorized to act for it hereunder.

“Business Day” means, with respect to any Note, any day, other than a Saturday, Sunday or any other day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

“Change in Control” means the occurrence at any time any of the following events: (1) consummation of any transaction or event (whether by means of a share exchange or tender offer applicable to Common Shares, a liquidation, consolidation, recapitalization, reclassification, combination or merger of the Issuer or a sale, lease or other transfer of all or substantially all of the consolidated assets of the Issuer) or a series of related transactions or events pursuant to which all of the outstanding Common Shares are exchanged for, converted into or constitute solely the right to receive, cash, securities or other property; (2) any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), other than the Issuer or any majority-owned subsidiary of the Issuer or any employee benefit plan of the Issuer or such subsidiary, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of beneficial interest of the Issuer then outstanding entitled to vote generally in elections of the Issuer’s trustees; or (3) during any period of 24 consecutive months after the date of original issuance of the Notes, persons who at the beginning of such 24-month period constituted the Board of Trustees of the Issuer, together with any new persons whose election was approved by a vote of a majority of the persons then still comprising the Board of Trustees of the Issuer who were either members of the Board of Trustees of the Issuer at the beginning of such period or whose election, designation or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Trustees of the Issuer. Notwithstanding the foregoing, even if any of the events specified in the preceding clauses (1) through (3) have occurred, except as specified in clause (x), a Change in Control will not be deemed to have occurred if either: (x) the Closing Sale Price of the Common Shares for any five Trading Days within (i) the period of 10 consecutive Trading Days ending immediately after the later of the Change in Control or the public announcement of the Change in Control, in the case of a Change in Control relating to an acquisition of capital shares, or (ii) the period of 10 consecutive Trading Days ending immediately after the Change in Control, in the case of a Change in Control relating to a merger, consolidation or asset sale, equals or exceeds 105% of the Conversion Price applicable to the Notes in effect on each of those Trading Days; provided, however, that the exception to the definition of “Change in Control” specified in this clause (x) shall not apply in the context of a Change in Control for purposes of Section 13.01(a)(iv) or Section 13.13; or (y) at least 90% of the consideration (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) in a merger, consolidation or other transaction otherwise constituting a Change in Control consists of common shares (or depositary receipts or other certificates representing common equity interests) traded on a national securities exchange or an established automated over-the-counter trading market in the United States (or will be so traded immediately following such merger, consolidation or other transaction) and as a result of the merger, consolidation or other transaction the Notes become convertible into such common shares (or depositary receipts or other certificates representing common equity interests). For the purposes of this definition, “person” includes any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.

“Change in Control Purchase Notice” has the meaning provided in Section 3.05 hereof.

“Change in Control Purchase Price” has the meaning provided in Section 3.05 hereof.

“Change in Control Repurchase Date” has the meaning provided in Section 3.05 hereof.

“Charter” means the Declaration of Trust of the Issuer, as amended or supplemented from time to time in accordance with the terms thereof and applicable law.

“Closing Sale Price,” with respect to Common Shares or other capital shares or similar equity interests or other publicly traded securities on any date means the closing sale price per share (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported on the principal United States securities exchange on which the Common Shares or such other capital shares or similar equity interests or other securities are traded or, if the Common Shares or such other capital shares or similar equity interests or other securities are not listed on a United States national or regional securities exchange, as reported by the National Quotation Bureau Incorporated or another established over-the-counter trading market in the United States. The Closing Sale Price shall be determined without regard to after-hours trading or extended market making. In the absence of the foregoing, the Issuer shall determine the Closing Sale Price on such basis as it considers appropriate.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Common Shares” means the common shares of beneficial interest of the Issuer, par value $0.01 per share, as they exist on the date of this Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Issuer and which are not subject to redemption by the Issuer; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Conversion Agent” means the conversion agent appointed by the Issuer to act as set forth in Article 13, which, initially, shall be the Trustee.

“Conversion Date” has the meaning specified in Section 13.02.

“Conversion Notice” has the meaning specified in Section 13.02.

“Conversion Price” on any date of determination means $1,000 divided by the Conversion Rate as of such date.

“Conversion Rate” has the meaning specified in Section 13.04.

“Conversion Value” means, for each $1,000 principal amount of Notes, the product of (a) the applicable Conversion Rate, multiplied by (b) the Average Price.

“Corporate Trust Office” or other similar term, means the designated office or agency of the Trustee at which at any particular time its corporate trust business as it relates to this Indenture shall be administered, which office is, at the date as of which this Indenture is dated, located at Wells Fargo Bank, N.A., Sixth Street and Marquette Avenue, MAC N9303-120, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services, or at any other time at such other address as the Trustee may designate from time to time by notice to the Issuer.

“CUSIP” means the Committee on Uniform Securities Identification Procedures.

“Custodian” means Wells Fargo Bank, N.A., as custodian with respect to the Notes in global form, or any successor entity thereto.

“Daily Share Amount” has the meaning provided in Section 13.12.

“default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Defaulted Interest” has the meaning specified in Section 2.03.

“Depositary” means the clearing agency registered under the Exchange Act that is designated to act as the Depositary for the Global Notes. DTC shall be the initial Depositary, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.

“DTC” means The Depository Trust Company.

“Effective Date” has the meaning specified in Section 13.13(b).

“Event of Default” means any event specified in Section 6.01 as an Event of Default.

“Ex-dividend date” has the meaning specified in Section 13.01(a)(iv).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Expiration Time” has the meaning specified in Section 13.05(e).

“GAAP” means generally accepted accounting principles in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board and the Public Company Accounting Oversight Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

“Global Note” has the meaning specified in Section 2.02.

“Guarantee” means the guarantee by any Guarantor of the Issuer’s obligations under this Indenture in accordance with the provisions of Article 14 hereof.

“Guarantor” means each of RAIT Partnership, L.P. and RAIT Asset Holdings, LLC and their respective successors and assigns, in each case, until the Guarantee of such Guarantor has been released in accordance with the terms of the Indenture.

“Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

“Initial Notes” has the meaning specified in Section 2.01.

“Initial Purchaser” means Bear, Stearns & Co. Inc.

“Interest” means, when used with reference to the Notes, any interest payable under the terms of the Notes, including Additional Interest, if any, payable under the terms of the Registration Rights Agreement and Special Interest, if any, payable pursuant to Section 6.01.

“Interest Payment Date” means April 15 and October 15 of each year, beginning on October 15, 2007.

“Issuer” means the party named as the “Issuer” in the first paragraph of this Indenture, and, subject to the provisions of Article 10, shall include its successors and assigns.

“Issuer Notice” has the meaning specified in Section 3.05.

“Legal Holiday” means any day other than a Business Day.

“Net Amount” has the meaning provided in Section 13.12.

“Net Cash Amount” has the meaning provided in Section 13.12.

“Net Shares” has the meaning provided in Section 13.12.

“Note” or “Notes” means any Note or Notes, as the case may be, authenticated and delivered under this Indenture, including the Initial Notes, any Additional Notes and any Global Note.

“Note Register” has the meaning specified in Section 2.05(a).

“Note Registrar” has the meaning specified in Section 2.05(a).

“Noteholder” or “holder” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), means any Person in whose name at the time a particular Note is registered on the Note Registrar’s books.

“Offering Memorandum” means the Issuer’s offering memorandum dated April 12, 2007 relating to the Notes.

“Officer” means any person holding any of the following positions with the Issuer or the Guarantor, as the case may be: the Chairman of the Board, the Chief Executive Officer, the President, any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”), the Chief Financial Officer, Chief Legal Officer, the Treasurer and the Secretary.

“Officers’ Certificate”, when used with respect to the Issuer or a Guarantor, as the case may be, means a certificate signed by any two Officers.

“Opinion of Counsel” means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Issuer, or other counsel reasonably acceptable to the Trustee.

“Optional Repurchase Date” has the meaning provided in Section 3.06 hereof.

“Optional Repurchase Notice” has the meaning provided in Section 3.06 hereof.

“Optional Repurchase Price” has the meaning provided in Section 3.06 hereof.

“Outstanding”, when used with reference to Notes and subject to the provisions of Section 8.04, means, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:

(a) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(b) Notes, or portions thereof, (i) for the redemption or repurchase of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Issuer) or (ii) which shall have been otherwise discharged in accordance with Article 11;

(c) Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.06; and

(d) Notes converted pursuant to Article 13.

“Paying Agent” has the meaning specified in Section 2.08.

“Person” means a corporation, an association, a partnership, a limited liability company, an individual, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

“PORTAL Market” means The PORTAL Market operated by the Nasdaq Stock Market or any successor thereto.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note, and, for the purposes of this definition, any Note authenticated and delivered under Section 2.06 in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the lost, destroyed or stolen Note that it replaces.

“Principal Return” has the meaning specified in Section 13.12.

“Purchase Agreement” means the Purchase Agreement, dated April 12, 2007, among the Issuer, the Initial Purchaser and the Guarantors.

“Record Date” has the meaning specified in Section 2.03.

“Redemption Date” means the date fixed by the Issuer for redemption of all or any portion of the Notes in accordance with the provisions of Section 3.02 hereof.

“Reference Dividend” has the meaning specified in Section 13.05(d).

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of April 18, 2007, between the Issuer and the Initial Purchaser, as amended from time to time in accordance with its terms.

“Responsible Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such person’s knowledge of or familiarity with the particular subject.

“Restricted Securities” has the meaning specified in Section 2.05(c).

“Rule 144A” means Rule 144A as promulgated under the Securities Act as it may be amended from time to time hereafter.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Significant Subsidiary” means, as of any date of determination, a Subsidiary of the Issuer that would constitute a “significant subsidiary” as such term is defined under Rule 1-02(w) of Regulation S-X of the Commission as in effect on the date of this Indenture.

“Special Interest” has the meaning specified in Section 6.01.

“Spin-Off” has the meaning specified in Section 13.05(c).

“Stated Maturity” means April 15, 2027.

“Share Price” has the meaning specified in Section 13.13(b).

“Subsidiary” means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock or other equity interest entitled (without regard to the occurrence of any contingency) to vote in the election of trustees, directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or managing general partner of which is such Person or a subsidiary of such Person or (b) the only general partners of which are such Person or of one or more subsidiaries of such Person (or any combination thereof).

“Trading Day” means a day during which trading in securities generally occurs on the New York Stock Exchange or, if the Common Shares are not then listed on the New York Stock Exchange, on the principal other United States national or regional securities exchange on which the Common Shares are then listed or, if the Common Shares are not then listed on a United States national or regional securities exchange, on the principal other market on which the Common Shares are then traded.

“Trading Price” has the meaning specified in Section 13.01(a)(ii).

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as it was in force at the date of this Indenture; provided that if the Trust Indenture Act of 1939 is amended after the date hereof, the term “Trust Indenture Act” shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939 as so amended.

“Trustee” means Wells Fargo Bank, N.A. and its successors and any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee at the time serving as successor trustee hereunder.

ARTICLE 2

Issue, Description, Execution, Registration and Exchange of Notes

Section 2.01. Designation Amount and Issue of Notes. The Notes shall be designated as the “6.875% Convertible Senior Notes due 2027.” Upon the execution of this Indenture, and from time to time thereafter, Notes may be executed by the Issuer and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver Notes upon a written order of the Issuer, signed by an Officer, without any further action by the Issuer hereunder.

The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is initially limited to $350,000,000 (or $425,000,000 if the Initial Purchaser’s option set forth in the Purchase Agreement is exercised in full). The Issuer may, without the consent of the holders of Notes, increase the aggregate principal amount of the Notes by issuing additional Notes (the “Additional Notes”) from time to time in the future on the same terms and conditions, except for any difference in the issue price and interest accrued prior to the issue date of the Additional Notes, and with the same CUSIP number as the Notes originally issued under this Indenture (the “Initial Notes”), provided that such Additional Notes constitute part of the same issue as the Initial Notes for United States federal income tax purposes. The Initial Notes and any such Additional Notes will rank equally and ratably and will be treated as a single series of Notes for all purposes under this Indenture.

Section 2.02. Form of Notes. The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the form set forth in Exhibit A hereto. The terms and provisions contained in the form of Note attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Issuer and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends, endorsements or changes as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required by the Custodian, the Depositary or by the National Association of Securities Dealers, Inc. in order for the Notes to be tradable on The PORTAL Market or as may be required for the Notes to be tradable on any other market developed for trading of securities pursuant to Rule 144A or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed, or to conform to usage, or to indicate any special limitations or restrictions to which any particular Notes are subject.

So long as the Notes are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, or otherwise contemplated by Section 2.05(b), all of the Notes will be represented by one or more Notes in global form registered in the name of the Depositary or the nominee of the Depositary (a “Global Note”). The transfer and exchange of beneficial interests in any such Global Note shall be effected through the Depositary in accordance with this Indenture and the applicable procedures of the Depositary. Except as provided in Section 2.05(b), beneficial owners of a Global Note shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered holders of such Global Note.

Any Global Note shall represent such of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect redemptions, repurchases, conversions, exchanges or transfers permitted hereby. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the holder of such Notes in accordance with this Indenture. Payment of principal of, and interest on, any Global Note shall be made to the holder of such Note.

Section 2.03. Date and Denomination of Notes; Payments of Interest.The Notes shall be issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of the form of Note attached as Exhibit A hereto. Interest on the Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

The Person in whose name any Note (or its Predecessor Note) is registered on the Note Register at the close of business, New York City time, on any Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date; provided that interest payable on the Stated Maturity shall be payable to the Person to whom principal is payable; and provided, further that if an Interest Payment Date falls on or prior to a Redemption Date, a Change in Control Repurchase Date or an Optional Repurchase Date, as the case may be, the semi-annual payment of interest becoming due on such Interest Payment Date shall be payable to the holder of such Note registered as such on the related Record Date. Interest shall be payable at the office of the Issuer maintained by the Issuer for such purposes, which shall initially be an office or agency of the Trustee. The Issuer shall pay interest (i) on any Notes in certificated form by check mailed to the address of the Person entitled thereto as it appears in the Note Register; provided, however, that a holder of any Notes in certificated form in the aggregate principal amount of more than $5.0 million may specify by written notice to the Issuer that it pay interest by wire transfer of immediately available funds to the account specified by the Noteholder in such notice, or (ii) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee. If a payment date is not a Business Day, payment shall be made on the next succeeding Business Day, and no additional interest shall accrue thereon. The term “Record Date” with respect to any Interest Payment Date shall mean the April 1 or the October 1, in each case whether or not such day is a Business Day, next preceding the applicable Interest Payment Date. Interest payable on each Interest Payment Date or any other date on which interest shall be payable shall equal the amount of interest accrued for the period from and including the immediately preceding Interest Payment Date in respect of which interest has been paid (or from and including April 18, 2007 if no interest shall have been payable) to but excluding such Interest Payment Date or other date on which such interest should be payable.

Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Noteholder registered as such on the relevant Record Date, and such Defaulted Interest shall be paid by the Issuer, at its election in each case, as provided in clause (1) or (2) below:

(1) The Issuer may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business, New York City time, on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment (which shall be not less than twenty five (25) calendar days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall be not more than fifteen (15) calendar days and not less than ten (10) calendar days prior to the date of the proposed payment, and not less than ten (10) calendar days after the receipt by the Trustee of the notice of the proposed payment (unless the Trustee shall consent to an earlier date). The Trustee shall promptly notify the Issuer of such special record date and, in the name and at the expense of the Issuer, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed, first-class postage prepaid, to each holder at its address as it appears in the Note Register, not less than ten calendar days prior to such special record date (unless, the Trustee shall consent to an earlier date). Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business, New York City time, on such special record date and shall no longer be payable pursuant to the following clause (2) of this Section 2.03.

(2) The Issuer may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Issuer to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Section 2.04. Execution of Notes. The Notes shall be signed in the name and on behalf of the Issuer by the manual or facsimile signature of an Officer. Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the form of Note attached as Exhibit A hereto, manually executed by the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 15.11), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee (or such an authenticating agent) upon any Note executed by the Issuer shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture.

In case any Officer who shall have signed any of the Notes shall cease to be such Officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Issuer, such Notes nevertheless may be authenticated and delivered or disposed of as though the person who signed such Notes had not ceased to be such Officer, and any Note may be signed on behalf of the Issuer by such persons as, at the actual date of the execution of such Note, shall be the proper Officers, although at the date of the execution of this Indenture any such person was not such an Officer.

Section 2.05. Exchange and Registration of Transfer of Notes; Restrictions on Transfer.

(a) The Issuer shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office and in any other office or agency of the Issuer designated pursuant to Section 4 being herein sometimes collectively referred to as the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and of transfers of Notes. The Note Register shall be in written form or in any form capable of being exchanged into written form within a reasonably prompt period of time. The Trustee is hereby appointed “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided. The Issuer may appoint one or more co-registrars in accordance with Section 4.02.

Upon surrender for registration of transfer of any Note to the Note Registrar or any co-registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Issuer shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Issuer pursuant to Section 4.02. Whenever any Notes are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, the Notes which the Noteholder making the exchange is entitled to receive bearing registration numbers not contemporaneously outstanding.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

All Notes presented or surrendered for registration of transfer or exchange, repurchase or conversion shall (if so required by the Issuer or the Note Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Issuer, and the Notes shall be duly executed by the Noteholder thereof or its attorney duly authorized in writing.

No service charge shall be made to any holder for any registration of transfer or exchange of Notes, but the Issuer may require payment by the holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes.

In connection with the redemption of the Notes in part, neither the Trustee nor any Note Registrar shall be required to issue or register the transfer or exchange of (i) any Notes during a period beginning at the opening of business fifteen (15) days before any selection of Notes to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption, or (ii) any Notes or portions thereof called for redemption pursuant to Section 3.02, except the unredeemed portion of any Note redeemed in part.

(b) The following provisions shall apply only to Global Notes:

(i) Each Global Note authenticated under this Indenture shall be registered in the name of the Depositary or a nominee thereof and delivered to such Depositary or a nominee thereof or Custodian therefor, and each such Global Note shall constitute a single Note for all purposes of this Indenture.

(ii) Notwithstanding any other provision in this Indenture, no Global Note may be exchanged in whole or in part for Notes registered, and no transfer of a Global Note in whole or in part may be registered, in the name of any Person other than the Depositary or a nominee thereof unless (1) the Depositary (x) has notified the Issuer that it is unwilling or unable to continue as Depositary for such Global Note or (y) has ceased to be a clearing agency registered under the Exchange Act, and a successor depositary has not been appointed by the Issuer within ninety (90) calendar days, (2) a Holder, if an Event of Default has occurred and is continuing, or (3) the Issuer, in its sole discretion, notifies the Trustee in writing that it no longer wishes to have all the Notes represented by Global Notes. Any Global Note exchanged pursuant to clause (1) or (2) above shall be so exchanged in whole and not in part and any Global Note exchanged pursuant to clause (3) above may be exchanged in whole or from time to time in part as directed by the Issuer. Any Note issued in exchange for a Global Note or any portion thereof shall be a Global Note; provided that any such Note so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Note.

(iii) Notes issued in exchange for a Global Note or any portion thereof pursuant to clause (ii) above shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Note or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear any legends required hereunder. Any Global Note to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Note Registrar. With regard to any Global Note to be exchanged in part, either such Global Note shall be so surrendered for exchange or, if the Trustee is acting as Custodian for the Depositary or its nominee with respect to such Global Note, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and make available for delivery the Note issuable on such exchange to or upon the written order of the Depositary or an authorized representative thereof.

(iv) In the event of the occurrence of any of the events specified in clause (ii) above, the Issuer will promptly make available to the Trustee a reasonable supply of certificated Notes in definitive, fully registered form, without interest coupons.

(v) Neither any members of, or participants in, the Depositary (“Agent Members”) nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Note registered in the name of the Depositary or any nominee thereof, and the Depositary or such nominee, as the case may be, may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner and holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Note.

(vi) At such time as all interests in a Global Note have been redeemed, repurchased, converted or exchanged for Notes in certificated form, such Global Note shall, upon receipt thereof, be canceled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in a Global Note is redeemed, repurchased, converted or exchanged for Notes in certificated form, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced, and an endorsement shall be made on such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction.

(c) Every Note (and all securities issued in exchange therefor or in substitution thereof) that bears or is required under this Section 2.05(c) to bear the legend set forth in this Section 2.05(c) (together with any Common Shares issued upon conversion of the Notes, collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.05(c) (including those set forth in the legend below) unless such restrictions on transfer shall be waived by written consent of the Issuer, and the holder of each such Restricted Security, by such Noteholder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.05(c), the term “transfer” means any sale, pledge, loan, transfer or other disposition whatsoever of any Restricted Security or any interest therein.

Until the expiration of the holding period applicable to sales of Restricted Securities under Rule 144(k) under the Securities Act (or any successor provision), any certificate evidencing a Restricted Security shall bear a legend in substantially the following form, unless such Restricted Security has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer) or sold pursuant to Rule 144 under the Securities Act or any similar provision then in force, or unless otherwise agreed by the Issuer in writing, with written notice thereof to the Trustee:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER:

(1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), IS AWARE THAT THE TRANSFER TO IT IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT AND IS ACQUIRING THIS SECURITY IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT;

(2) AGREES THAT IT WILL NOT, WITHIN TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE OF THIS SECURITY AND THE LAST DATE ON WHICH RAIT FINANCIAL TRUST OR AN AFFILIATE THEREOF WAS THE OWNER OF THIS SECURITY, RESELL OR OTHERWISE TRANSFER THIS SECURITY OR THE COMMON SHARES ISSUABLE UPON CONVERSION OF SUCH SECURITY EXCEPT (A) TO RAIT FINANCIAL TRUST OR ANY OF ITS SUBSIDIARIES, (B) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR (D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH RESALE OR TRANSFER, SUBJECT, IN EACH CASE TO COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS; AND

(3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(D) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE OF THIS SECURITY AND THE LAST DATE ON WHICH RAIT FINANCIAL TRUST OR AN AFFILIATE THEREOF WAS THE OWNER OF THIS SECURITY, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS SECURITY TO THE TRUSTEE (OR ANY SUCCESSOR TRUSTEE, AS APPLICABLE). IF THE PROPOSED TRANSFER IS PURSUANT TO CLAUSE 2(C) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE (OR ANY SUCCESSOR TRUSTEE, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS RAIT FINANCIAL TRUST OR THE TRUSTEE MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THIS SECURITY PURSUANT TO CLAUSE 2(D) ABOVE OR THE EXPIRATION OF TWO YEARS FROM THE LATER OF THE ORIGINAL ISSUE DATE OF THIS SECURITY AND THE LAST DATE ON WHICH RAIT FINANCIAL TRUST OR AN AFFILIATE THEREOF WAS THE OWNER OF THIS SECURITY.

THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT (AS SUCH TERM IS DEFINED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF) AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.

Any Notes that are Restricted Securities and as to which such restrictions on transfer shall have expired in accordance with their terms or as to conditions for removal of the foregoing legend set forth therein have been satisfied may, upon surrender of such Note for exchange to the Note Registrar in accordance with the provisions of this Section 2.05, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 2.05(c). If such Restricted Security surrendered for exchange is represented by a Global Note bearing the legend set forth in this Section 2.05(c), the principal amount of the legended Global Note shall be reduced by the appropriate principal amount and the principal amount of a Global Note without the legend set forth in this Section 2.05(c) shall be increased by an equal principal amount. If a Global Note without the legend set forth in this Section 2.05(c) is not then outstanding, the Issuer shall execute and the Trustee shall authenticate and deliver an unlegended Global Note to the Depositary.

In the event Rule 144(k) under the Securities Act (or any successor provision) is amended to shorten the two-year period under Rule 144(k), then, the references in the restrictive legends set forth above to “TWO YEARS,” and in the corresponding transfer restrictions described above, and in the Notes and the Common Shares will be deemed to refer to such shorter period, from and after receipt by the Trustee of an Officers’ Certificate and an Opinion of Counsel to that effect. As soon as reasonably practicable after the Issuer knows of the effectiveness of any such amendment to shorten the two-year period under Rule 144(k), unless such changes would otherwise be prohibited by, or would cause a violation of, the federal securities laws applicable at the time, the Issuer will provide to the Trustee an Officers’ Certificate and an Opinion of Counsel as to the effectiveness of such amendment and the effectiveness of such change to the restrictive legends and transfer restrictions.

(d) The Issuer or any of its affiliates may, to the extent permitted by applicable law, at any time purchase Notes in the open market, by tender at any price or by private agreement. Any Note purchased by the Issuer or any of its affiliates (a) after the date that is two years from the latest issuance of the Notes may, to the extent permitted by applicable law, be reissued or sold or may be surrendered to the Trustee for cancellation or (b) on or prior to the date in clause (a), shall be surrendered to the Trustee for cancellation. Any Notes surrendered for cancellation may not be reissued or resold and shall be canceled promptly.

(e) The Trustee shall have no responsibility or obligation to any Agent Members or any other Person with respect to the accuracy of the books or records, or the acts or omissions, of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any Agent Member or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Noteholders and all payments to be made to Noteholders under the Notes shall be given or made only to or upon the order of the registered Noteholders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the customary procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its Agent Members.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members in any Global Indenture) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.06. Mutilated, Destroyed, Lost or Stolen Notes. In case any Note shall become mutilated or be destroyed, lost or stolen, the Issuer in its discretion may execute, and upon its written request the Trustee or an authenticating agent appointed by the Trustee shall authenticate and make available for delivery, a new Note, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen, and each Guarantor shall execute a replacement Guarantee. In every case, the applicant for a substituted Note shall furnish to the Issuer, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Issuer, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

Following receipt by the Trustee or such authenticating agent, as the case may be, of satisfactory security or indemnity and evidence, as described in the preceding paragraph, the Trustee or such authenticating agent may authenticate any such substituted Note and make available for delivery such Note. Upon the issuance of any substituted Note, the Issuer may require the payment by the holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Note which has matured or is about to mature or has been called for redemption or has been properly tendered for repurchase on a Change in Control Repurchase Date (and not withdrawn), as the case may be, or is to be converted pursuant to this Indenture, shall become mutilated or be destroyed, lost or stolen, the Issuer may, instead of issuing a substitute Note, pay or authorize the payment of or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Issuer, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or in connection with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Issuer, the Trustee and, if applicable, any Paying Agent or Conversion Agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

Every substitute Note and Guarantee issued pursuant to the provisions of this Section 2.06 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Issuer and each Guarantor, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment or exchange or redemption or repurchase of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment or exchange or redemption or repurchase of negotiable instruments or other securities without their surrender.

Section 2.07. Temporary Notes. Pending the preparation of Notes in certificated form, the Issuer may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon the written request of the Issuer, authenticate and deliver temporary Notes (printed or lithographed). Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Notes in certificated form, but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Issuer. Every such temporary Note shall be executed by the Issuer and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Notes in certificated form. Without unreasonable delay, the Issuer will execute and deliver to the Trustee or such authenticating agent Notes in certificated form and thereupon any or all temporary Notes may be surrendered in exchange therefor, at each office or agency maintained by the Issuer pursuant to Section 4.02 and the Trustee or such authenticating agent shall authenticate and make available for delivery in exchange for such temporary Notes an equal aggregate principal amount of Notes in certificated form. Such exchange shall be made by the Issuer at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Notes in certificated form authenticated and delivered hereunder.

Section 2.08. Cancellation of Notes.All Notes surrendered for the purpose of payment, redemption, repurchase, conversion, exchange or registration of transfer shall, if surrendered to the Issuer or any paying agent to whom Notes may be presented for payment (the “Paying Agent”) or Conversion Agent, which shall initially be the Trustee, or any Note Registrar, be surrendered to the Trustee and promptly canceled by it or, if surrendered to the Trustee, shall be promptly canceled by it and no Notes shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of such canceled Notes in accordance with its customary procedures. If the Issuer shall acquire any of the Notes, such acquisition shall not operate as a redemption, repurchase or satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Trustee for cancellation.

Section 2.09. CUSIP Numbers. The Issuer in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Noteholders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Trustee of any change in the “CUSIP” numbers.

ARTICLE 3

Redemption and Repurchase of Notes

Section 3.01. Optional Redemption of Notes. The Issuer shall not have the right to redeem any Notes prior to April 20, 2012, except to preserve the Issuer’s status as a real estate investment trust on the terms set forth in this Section 3.01. If, at any time, the Issuer determines it is necessary to redeem the Notes in order to preserve its status as a real estate investment trust, the Issuer may, upon the notice set forth in Section 3.02, redeem the Notes for cash, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus unpaid interest (including Additional Interest and Special Interest, if any), if any, accrued thereon to the Redemption Date; provided that, in connection with any such redemption, the Issuer shall provide the Trustee with an Officers’ Certificate evidencing that the Board of Trustees has, in good faith, made the determination that it is necessary to redeem the Notes in order to preserve the Issuer’s status as a real estate investment trust.

The Issuer shall have the right to redeem the Notes, in whole or in part at any time or from time to time, on or after April 20, 2012 at a redemption price for cash equal to 100% of the principal amount of the Notes to be redeemed plus unpaid interest (and Additional Interest and Special Interest, if any), if any, accrued thereon to the Redemption Date.

Section 3.02. Notice of Optional Redemption; Selection of Notes. In case the Issuer shall desire to exercise the right to redeem all or, as the case may be, any part of the Notes pursuant to Section 3.01, it shall fix a date for redemption and it or, at its written request received by the Trustee not fewer than five (5) Business Days prior (or such shorter period of time as may be acceptable to the Trustee) to the date the notice of redemption is to be mailed, the Trustee in the name of and at the expense of the Issuer, shall mail or cause to be mailed a notice of such redemption not fewer than thirty (30) calendar days nor more than sixty (60) calendar days prior to the Redemption Date to each holder of Notes so to be redeemed in whole or in part at its last address as the same appears on the Note Register; provided that if the Issuer makes such request of the Trustee, the text of the notice shall be prepared by the Issuer. Such mailing shall be by first class mail. The notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Concurrently with the mailing of any such notice of redemption, the Issuer shall issue a press release announcing such redemption, the form and content of which press release shall be determined by the Issuer in its sole discretion. The failure to issue any such press release or any defect therein shall not affect the validity of the redemption notice or any of the proceedings for the redemption of any Note called for redemption.

Each such notice of redemption shall specify: (i) the aggregate principal amount of Notes to be redeemed; (ii) the CUSIP number or numbers of the Notes being redeemed; (iii) the date fixed for redemption (which shall be a Business Day); (iv) the redemption price at which Notes are to be redeemed; (v) the place or places of payment and that payment will be made upon presentation and surrender of such Notes; (iv) that interest accrued and unpaid to the date fixed for redemption will be paid as specified in said notice, and that on and after said date interest thereon or on the portion thereof to be redeemed will cease to accrue; (vii) that the holder has a right to convert the Notes called for redemption; (viii) the Conversion Rate on the date of such notice; and (ix) the time and date on which the right to convert such Notes or portions thereof pursuant to this Indenture will expire. If fewer than all the Notes are to be redeemed, the notice of redemption shall identify the Notes to be redeemed (including CUSIP numbers, if any). In case any Note is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that, on and after the Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be issued.

Whenever any Notes are to be redeemed, the Issuer shall give the Trustee written notice of the Redemption Date, together with an Officers’ Certificate as to the aggregate principal amount of Notes to be redeemed, not fewer than thirty (30) calendar days prior to the Redemption Date.

On or prior to the Redemption Date specified in the notice of redemption given as provided in this Section 3.02, the Issuer shall deposit with the Paying Agent (or, if the Issuer is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 4.04) an amount of money in immediately available funds sufficient to redeem on the Redemption Date all the Notes (or portions thereof) so called for redemption (other than those theretofore surrendered for exchange) at the appropriate redemption price, together with accrued interest to the Redemption Date; provided that if such payment is made on the Redemption Date, it must be received by the Paying Agent, by 11:00 a.m., New York City time, on such date. The Issuer shall be entitled to retain any amounts deposited with the Paying Agent pursuant to this Section 3.02 in excess of amounts required hereunder to pay the redemption price and accrued interest to the Redemption Date. If any Note called for redemption is converted pursuant hereto prior to such Redemption Date, any money deposited with the Paying Agent or so segregated and held in trust for the redemption of such Note shall be paid to the Issuer or, if then held by the Issuer, shall be discharged from such trust.

If less than all of the outstanding Notes are to be redeemed, the Trustee shall select the Notes or portions thereof of the Global Note or the Notes in certificated form to be redeemed (in principal amounts of $1,000 or multiples thereof) on a pro rata basis or by another method the Trustee deems fair and appropriate. If any Note selected for redemption in part is submitted for conversion in part after such selection, the portion of such Note submitted for conversion shall be deemed (so far as may be possible) to be the portion to be selected for redemption. The Notes (or portions thereof) so selected for redemption shall be deemed duly selected for redemption for all purposes hereof, notwithstanding that any such Note is submitted for conversion in part before the mailing of the notice of redemption.

Upon any redemption of less than all of the outstanding Notes, the Issuer and the Trustee may (but need not), solely for purposes of determining the pro rata allocation among such Notes that are outstanding at the time of redemption, treat as outstanding any Notes surrendered for conversion during the period in which Notes are selected for redemption.

Section 3.03. Payment of Notes Called for Redemption by the Issuer. If notice of redemption has been given as provided in Section 3.02, the Notes or portion of Notes with respect to which such notice has been given shall, unless converted pursuant to the terms hereof, become due and payable on the date fixed for redemption at the place or places stated in such notice at the redemption price, plus interest accrued to the Redemption Date, and unless the Issuer shall default in the payment of the amounts owing on the Notes upon such redemption, interest on the Notes or portion of Notes so called for redemption shall cease to accrue on and after such date and, except as provided in Section 7.05 and Section 11.02, the Notes shall cease to be entitled to any benefit or security under this Indenture, and the holders thereof shall have no right in respect of such Notes except the right to receive the redemption price thereof plus accrued and unpaid interest to the Redemption Date. On presentation and surrender of such Notes at a place of payment in said notice specified, the said Notes or the specified portions thereof shall be paid and redeemed by the Issuer at the redemption price, together with interest accrued thereon to the Redemption Date.

Upon presentation of any Note redeemed in part only, the Issuer shall execute and the Trustee shall authenticate and make available for delivery to the holder thereof, at the expense of the Issuer, a new Note or Notes, of authorized denominations, in principal amount equal to the unredeemed portion of the Notes so presented.

Notes and portions of Notes that are to be redeemed pursuant to this Article 3 shall be convertible by the Holder thereof until 5:00 p.m., New York City time, on the second Business Day immediately preceding the Redemption Date, unless the Issuer shall fail to pay the redemption price.

Section 3.04. Sinking Fund. There shall be no sinking fund provided for the Notes.

Section 3.05.	Repurchase at Option of Holders Upon a Change in Control.

(a) If a Change in Control occurs at any time prior to April 20, 2012, a holder of Notes shall have the right to require the Issuer to repurchase such holder’s Notes, in whole or in part (in principal amounts of $1,000 or an integral multiple thereof) for cash equal to 100% of the principal amount of the Notes to be repurchased, plus unpaid interest (including Additional Interest and Special Interest, if any), if any, accrued thereon to the Change in Control Repurchase Date (such amount, the “Change in Control Purchase Price”), subject to satisfaction by or on behalf of the holder of the requirements set forth below. If a Change in Control occurs on or after April 20, 2012, holders of Notes will not have any right to require the Issuer to repurchase its Notes, except in accordance with Section 3.06.

(b) Within 30 days after the occurrence of a Change in Control, the Issuer shall mail a written notice of the particular Change in Control and of the repurchase right arising as a result of such Change in Control (the “Issuer Notice”) by first-class mail to the Trustee, any Paying Agent and to each holder (and to beneficial owners to the extent required by applicable law). The notice shall include a form of Change in Control Purchase Notice (defined below) to be completed by the holder and shall state:

(1) briefly, the events causing a Change in Control and the date of such Change in Control;

(2) the date by which the Change in Control Purchase Notice must be delivered to the Paying Agent;

(3) the date on which the Issuer will repurchase Notes upon a Change in Control, which must be not less than 15 days nor more than 30 days after the date of the Issuer Notice (such date, the “Change in Control Repurchase Date”);

(4) the Change in Control Purchase Price;

(5) the name and address of the Trustee, the Paying Agent and the Conversion Agent;

(6) that Notes in respect of which a Change in Control Purchase Notice is provided by a Holder shall not be convertible unless such holder validly withdraws such Change in Control Purchase Notice in accordance with the provisions of this Section 3.05;

(7) that Notes must be surrendered to the Paying Agent to collect payment of the Change in Control Purchase Price;

(8) that the Change in Control Purchase Price for any Note as to which a Change in Control Purchase Notice has been duly given will be paid within two Business Days after the later of the Change in Control Repurchase Date or the time at which such Notes are surrendered for repurchase;

(9) that, unless the Issuer defaults in making payment of the Change in Control Purchase Price, interest on Notes surrendered for repurchase will cease to accrue on and after the Change in Control Repurchase Date; and

(10) the CUSIP number of the Notes.

The Issuer shall also disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News announcing the occurrence of such Change in Control or publish such information in a newspaper of general circulation in The City of New York or on the Issuer’s website, or through such other public medium as the Issuer shall deem appropriate at such time.

(c) A holder may exercise its rights specified in this Section 3.05 upon delivery of a written notice of such holder’s exercise of its repurchase right (a “Change in Control Purchase Notice”) to the Paying Agent at any time prior to the close of business on the third Business Day prior to the Change in Control Repurchase Date, stating:

(1) if such Notes are in certificated form, the certificate number(s) of the Notes which the Holder will deliver to be repurchased;

(2) the portion of the principal amount of the Notes to be repurchased, in multiples of $1,000, provided that the remaining principal amount of Notes is in an authorized denomination; and

(3) that such Note shall be repurchased pursuant to the applicable provisions hereof and of the Notes.

The Paying Agent shall promptly notify the Issuer in writing of the receipt by it of any Change in Control Purchase Notice.

(d) Book-entry transfer of Notes in book-entry form in compliance with appropriate procedures of the Depositary or delivery of Notes in certificated form (together with all necessary endorsements) to the Paying Agent on or after the Change in Control Repurchase Date at the offices of the Paying Agent shall be a condition to the receipt by the holder of the Change in Control Purchase Price therefor. Holders electing to require the Issuer to repurchase Notes must effect such transfer or delivery to the Paying Agent prior to the Change in Control Repurchase Date to receive payment of the Change in Control Purchase Price on or within two Business Days after the Change in Control Repurchase Date. The Issuer shall pay the Change in Control Purchase Price after the later of the Change in Control Repurchase Date and the date that is two Business Days after the time of such transfer or delivery of the Notes.

(e) A Change in Control Purchase Notice may be withdrawn in whole or in part by a holder by means of a written notice of withdrawal delivered to the office of the Paying Agent prior to the close of business on the third Business Day prior to the Change in Control Repurchase Date specifying:

(1) the holder’s name;

(2) the principal amount of Notes in respect of which the Change in Control Purchase Notice is being withdrawn, which must be an integral multiple of $1,000;

(3) if the Notes subject to the notice of withdrawal are in certificated form, the certificate number(s) of all Notes subject to the notice of withdrawal; and

(4) the principal amount of Notes, if any, that remains subject to the Change in Control Purchase Notice, which must be an integral multiple of $1,000.

If Notes subject to the notice of withdrawal are in book-entry form, the above notices must also comply with the applicable procedures of the Depositary.

(f) On or before 10:00 a.m. (New York City time) on the Change in Control Repurchase Date, the Issuer shall deposit with the Paying Agent (or if the Issuer or an Affiliate of the Issuer is acting as the Paying Agent, shall segregate and hold in trust) money sufficient to pay the aggregate Change in Control Purchase Price of the Notes to be repurchased pursuant to this Section 3.05. If the Paying Agent holds, in accordance with the terms of this Indenture, money sufficient to pay the Change in Control Purchase Price of such Notes on the Change in Control Repurchase Date, then, on and after such date, such Notes shall cease to be Outstanding and interest on such Notes shall cease to accrue and all rights of the holders of such Notes shall terminate (other than the right to receive the Change in Control Purchase Price after delivery or transfer of the Notes). Such will be the case whether or not book-entry transfer of the Notes in book-entry form is made and whether or not Notes in certificated form, together with the necessary endorsements, are delivered to the Paying Agent.

(g) Notwithstanding the foregoing, no Notes may be repurchased by the Issuer in accordance with the provisions of this Section 3.05 if there has occurred and is continuing an Event of Default with respect to the Notes (other than a default in the payment of the Change in Control Purchase Price).

(h) To the extent legally required in connection with a repurchase of Notes, the Issuer shall comply with the provisions of Rule 13e-4 and other tender offer rules under the Exchange Act then applicable, if any, and will file a Schedule TO or any other schedule required under the Exchange Act.

(i) The Issuer may arrange for a third party to purchase Notes for which the Issuer has received a valid Change in Control Purchase Notice that has not been properly withdrawn, in the manner and otherwise in compliance with the requirements set forth herein and in the Notes (including, without limitation, any applicable restrictions on transfer); provided that the Issuer shall give written notice to the Trustee of such third party arrangement not less than one Business Day prior to the Change in Control Repurchase Date, which notice shall, at a minimum, identify such third party and identify the Notes to be so purchased (and which shall remain Outstanding as provided in the next sentence). If a third party purchases any Notes under such circumstances, then interest will continue to accrue on the Notes and such Notes will continue to be Outstanding after the Change in Control Repurchase Date for all purposes of the Indenture and will be fungible with all other Notes then Outstanding.

Section 3.06. Repurchase at Option of Holders on Certain Dates.

(a) A holder of Notes shall have the right to require the Issuer to repurchase such holder’s Notes, in whole or in part (in principal amounts of $1,000 or an integral multiple thereof), on each of April 15, 2012, April 15, 2017 and April 15, 2022 (each, an “Optional Repurchase Date”) for cash equal to 100% of the principal amount of the Notes to be repurchased plus unpaid interest (including Additional Interest and Special Interest, if any) accrued thereon to the Optional Repurchase Date (such amount, the “Optional Repurchase Price”), subject to satisfaction by or on behalf of the holder of the requirements set forth below.

(b) On or before the 30th day prior to each Optional Repurchase Date, the Issuer shall provide a written notice by first-class mail to the Trustee, any Paying Agent and all holders (and to beneficial owners to the extent required by applicable law). The notice shall include a form of Optional Repurchase Notice to be completed by the holder and shall state:

(1) the date by which the Optional Repurchase Notice must be delivered to the Paying Agent;

(2) the Optional Repurchase Date;

(3) the Optional Repurchase Price;

(4) the name and address of the Trustee, the Paying Agent and the Conversion Agent;

(5) that Notes must be surrendered to the Paying Agent to collect payment of the Optional Repurchase Price;

(6) that the Optional Repurchase Price for any Note as to which an Optional Repurchase Notice has been duly given will be paid within two Business Days after the later of the Optional Repurchase Date or the time at which such Notes are surrendered for repurchase;

(7) that, unless the Issuer defaults in making payment of the Optional Repurchase Price, interest on Notes surrendered for repurchase will cease to accrue on and after the Optional Repurchase Date;

(8) that Notes in respect of which an Optional Repurchase Notice is provided by a Holder shall not be convertible in accordance with their terms even if otherwise convertible unless such Holder validly withdraws such Optional Repurchase Notice in accordance with the provisions of this Section 3.06; and

(9) the CUSIP number of the Notes.

The Issuer shall also disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News containing the information specified in such notice or publish such information in a newspaper of general circulation in The City of New York or on the Issuer’s website, or through such other public medium as the Issuer shall deem appropriate at such time.

(c) A holder may exercise its rights specified in this Section 3.06 upon delivery of a written notice of repurchase (an “Optional Repurchase Notice”) to the Paying Agent during the period beginning at any time from the opening of business on the date that is 30 days prior to the applicable Optional Repurchase Date until the close of business on the third Business Day prior to such Optional Repurchase Date, stating:

(1) if such Notes are in certificated form, the certificate number(s) of the Notes which the holder will deliver to be repurchased;

(2) the portion of the principal amount of the Notes to be repurchased, in integral multiples of $1,000, provided that the remaining principal amount of Notes is in an authorized denomination; and

(3) that such Notes shall be repurchased pursuant to the applicable provisions hereof and the Notes.

The Paying Agent shall promptly notify the Issuer in writing of the receipt by it of any Optional Repurchase Notice.

(d) Book-entry transfer of Notes in book-entry form in compliance with appropriate procedures of the Depositary or delivery of Notes in certificated form, together with all necessary endorsements, to the Paying Agent on or after the Optional Repurchase Date at the offices of the Paying Agent shall be a condition to the receipt by the holder of the Optional Repurchase Price therefor. Holders electing to require the Issuer to repurchase Notes must effect such transfer or delivery to the Paying Agent prior to the Optional Repurchase Date to receive payment of the Optional Repurchase Price on or within two Business Days after the Optional Repurchase Date. The Issuer shall pay the Optional Repurchase Price within two Business Days after the later of the Optional Repurchase Date or the time of such transfer or delivery of the Notes.

(e) An Optional Repurchase Notice may be withdrawn in whole or in part by a holder by means of a written notice of withdrawal delivered to the office of the Paying Agent prior to the close of business on the third Business Day prior to the Optional Repurchase Date specifying:

(1) the holder’s name;

(2) the principal amount of Notes in respect of which the Optional Repurchase Notice is being withdrawn, which must be an integral multiple of $1,000;

(3) if the Notes subject to the notice of withdrawal are in certificated form, the certificate number(s) of all Notes subject to the notice of withdrawal; and

(4) the principal amount of Notes, if any, that remains subject to the Optional Repurchase Notice, which must be an integral multiple of $1,000.

If Notes subject to the notice of withdrawal are in book-entry form, the above notices must also comply with the applicable procedures of the Depositary.

(f) On or before 10:00 a.m. (New York City time) on the Optional Repurchase Date, the Issuer shall deposit with the Paying Agent (or if the Issuer or an Affiliate of the Issuer is acting as the Paying Agent, shall segregate and hold in trust) money sufficient to pay the aggregate Optional Repurchase Price of the Notes to be repurchased pursuant to this Section 3.06. If the Paying Agent holds, in accordance with the terms of the Indenture, money sufficient to pay the Optional Repurchase Price of such Notes on the Optional Repurchase Date, then on and after such date, such Notes shall cease to be Outstanding and interest on such Notes shall cease to accrue, and all rights of the Holder of such Notes shall terminate (other than the right to receive the Optional Repurchase Price after delivery or transfer of the Notes). Such will be the case whether or not book-entry transfer of the Notes in book-entry form is made and whether or not Notes in certificated form, together with the necessary endorsements, are delivered to the Paying Agent.

(g) Notwithstanding the foregoing, no Notes may be repurchased by the Issuer in accordance with the provisions of this Section 3.06 if there has occurred and is continuing an Event of Default with respect to the Notes (other than a default in the payment of the Optional Repurchase Price).

(h) To the extent legally required in connection with a repurchase of Notes, the Issuer shall comply with the provisions of Rule 13e-4 and other tender offer rules under the Exchange Act then applicable, if any, and will file a Schedule TO or any other schedule required under the Exchange Act.

(i) The Issuer may arrange for a third party to purchase Notes for which the Issuer has received a valid Optional Repurchase Notice that has not been properly withdrawn, in the manner and otherwise in compliance with the requirements set forth herein and in the Notes (including, without limitation, any applicable restrictions on transfer); provided that the Issuer shall give written notice to the Trustee of such arrangement not less than one Business Day prior to the Optional Repurchase Date, which notice shall, at a minimum, identify such third party and identify the Notes to be so purchased (and which shall continue to be Outstanding, as provided in the next sentence). If a third party purchases any Notes under such circumstances, then interest will continue to accrue on the Notes and such Notes will continue to be Outstanding after the Optional Repurchase Date for all purposes of the Indenture and will be fungible with all other Notes then Outstanding.

Section 3.07. Notes Repurchased in Part. Upon presentation of any Note repurchased only in part, the Issuer shall execute and the Trustee shall authenticate and make available for delivery to the holder thereof, at the expense of the Issuer, a new Note or Notes, of any authorized denomination, in aggregate principal amount equal to the unrepurchased portion of the Notes presented.

Section 3.08. Repayment to the Issuer. Subject to Section 11.04, the Paying Agent shall return to the Issuer any cash that remains unclaimed thereon, held by them for the payment of the Change in Control Purchase Price or Optional Repurchase Price; provided that to the extent that the aggregate amount of cash deposited by the Issuer pursuant to Sections 3.05 or 3.06 exceeds the aggregate repurchase price of the Notes or portions thereof which the Issuer is obligated to repurchase as of the Change in Control Repurchase Date or Optional Repurchase Date, then, unless otherwise agreed in writing with the Issuer, promptly after the second Business Day following the Change in Control Repurchase Date or Optional Repurchase Date, as the case may be, the Paying Agent shall return any such excess to the Issuer.

ARTICLE 4

Particular Covenants of the Issuer

Section 4.01. Payment of Principal, Premium and Interest. The Issuer covenants and agrees that it will duly and punctually pay or cause to be paid when due the principal of (including the redemption price upon redemption or the Optional Repurchase Price or Change in Control Purchase Price upon repurchase, in each case pursuant to Article 3), and interest on, each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.

Section 4.02. Maintenance of Office or Agency. The Issuer will maintain an office or agency where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or for conversion, redemption or repurchase and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. As of the date of this Indenture, such office shall be Sixth Street and Marquette Avenue, MAC N9303-120, Minneapolis, Minnesota 55479, and, at any other time, at such other address as the Trustee may designate from time to time by notice to the Issuer. The Issuer will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office.

The Issuer may also from time to time designate co-registrars and one or more offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuer hereby initially designates the Trustee as Paying Agent, Note Registrar, Custodian and Conversion Agent and the Corporate Trust Office shall be considered as one such office or agency of the Issuer for each of the aforesaid purposes.

So long as the Trustee is the Note Registrar, the Trustee agrees to mail, or cause to be mailed, the notices set forth in Section 7.10(a) and the third paragraph of Section 7.11. If co-registrars have been appointed in accordance with this Section, the Trustee shall mail such notices only to the Issuer and the holders of Notes it can identify from its records.

Section 4.03. Appointments to Fill Vacancies in Trustee’s Office. The Issuer, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, upon the terms and conditions and otherwise as provided in Section 7.10, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 4.04. Provisions as to Paying Agent.

(a) If the Issuer shall appoint a Paying Agent other than the Trustee, or if the Trustee shall appoint such a Paying Agent, the Issuer will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04:

(1) that it will hold all sums held by it as such agent for the payment of the principal of, or interest on, the Notes (whether such sums have been paid to it by the Issuer or by any other obligor on the Notes) in trust for the benefit of the holders of the Notes;

(2) that it will give the Trustee notice of any failure by the Issuer (or by any other obligor on the Notes) to make any payment of the principal of, or interest on, the Notes when the same shall be due and payable; and

(3) that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

The Issuer shall, on or before each due date of the principal of, or interest on, the Notes, deposit with the Paying Agent a sum (in funds which are immediately available on the due date for such payment) sufficient to pay such principal, or interest and (unless such Paying Agent is the Trustee) the Issuer will promptly notify the Trustee of any failure to take such action; provided that if such deposit is made on the due date, such deposit shall be received by the Paying Agent by 11:00 a.m. New York City time, on such date.

(b) If the Issuer shall act as its own Paying Agent, it will, on or before each due date of the principal of, or interest on, the Notes, set aside, segregate and hold in trust for the benefit of the holders of the Notes a sum sufficient to pay such principal and interest so becoming due and will promptly notify the Trustee of any failure to take such action and of any failure by the Issuer (or any other obligor under the Notes) to make any payment of the principal of, or interest on, the Notes when the same shall become due and payable.

(c) Anything in this Section 4.04 to the contrary notwithstanding, the Issuer may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Issuer or any Paying Agent hereunder as required by this Section 4.04, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the Issuer or any Paying Agent to the Trustee, the Issuer or such Paying Agent shall be released from all further liability with respect to such sums.

(d) Anything in this Section 4.04 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 4.04 is subject to Section 11.02 and Section 11.03.

The Trustee shall not be responsible for the actions of any other Paying Agents (including the Issuer if acting as its own Paying Agent) and shall have no control of any funds held by such other Paying Agents.

Section 4.05. Existence. Subject to Article 10, the Issuer will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and rights (charter and statutory); provided that the Issuer shall not be required to preserve any such right if the Issuer shall determine that the preservation thereof is no longer desirable in the conduct of its business and that the loss thereof is not disadvantageous in any material respect to the Noteholders.

Section 4.06. Rule 144A Information Requirement.. Within the period prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), each of the Issuer and the Guarantors covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, make available to any holder or beneficial holder of Notes or any Common Shares issued upon conversion thereof which continue to be Restricted Securities in connection with any sale thereof and any prospective purchaser of Notes or such Common Shares designated by such holder or beneficial holder, the information required pursuant to Rule 144A(d)(4) under the Securities Act upon the request of any holder or beneficial holder of the Notes or such Common Shares, all to the extent required to enable such holder or beneficial holder to sell its Notes or Common Shares without registration under the Securities Act within the limitation of the exemption provided by Rule 144A.

Section 4.07. Stay, Extension and Usury Laws. The Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Issuer from paying all or any portion of the principal, premium, if any, or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture and the Issuer (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.08. Compliance Certificate. The Issuer shall deliver to the Trustee, within one hundred twenty (120) calendar days after the end of each fiscal year of the Issuer, a certificate signed by any of the principal executive officer, principal financial officer or principal accounting officer of the Issuer, stating whether or not to the knowledge of the signer thereof the Issuer is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Issuer shall be in default, specifying all such defaults and the nature and the status thereof of which the signer may have knowledge.

The Issuer will deliver to the Trustee, promptly upon becoming aware of (i) any default in the performance or observance of any covenant, agreement or condition contained in this Indenture, or (ii) any Event of Default, an Officers’ Certificate specifying with particularity such default or Event of Default and further stating what action the Issuer has taken, is taking or proposes to take with respect thereto.

Any notice required to be given under this Section 4.08 shall be delivered to a Responsible Officer of the Trustee at its Corporate Trust Office.

Section 4.09. Additional or Special Interest Notice. In the event that the Issuer is required to pay Additional Interest pursuant to the Registration Rights Agreement or Special Interest pursuant to Section 6.01 of this Indenture, to holders of Notes, the Issuer will provide written notice (“Additional or Special Interest Notice”) to the Trustee of its obligation to pay Additional Interest or Special Interest no later than fifteen (15) calendar days prior to the proposed payment date for Additional Interest or Special Interest, and the Additional or Special Interest Notice shall set forth the amount of Additional Interest or Special Interest to be paid by the Issuer on such payment date. The Trustee shall not at any time be under any duty or responsibility to any holder of Notes to determine the Additional Interest or Special Interest, or with respect to the nature, extent or calculation of the amount of Additional Interest or Special Interest when made, or with respect to the method employed in such calculation of the Additional Interest or Special Interest.

ARTICLE 5

Noteholders’ Lists and Reports by the Issuer and the Trustee

Section 5.01. Noteholders’ Lists. The Issuer covenants and agrees that it will furnish or cause to be furnished to the Trustee, semi-annually, not more than fifteen (15) calendar days after each April 1 and October 1 in each year beginning with October 1, 2007, and at such other times as the Trustee may reasonably request in writing, within thirty (30) calendar days after receipt by the Issuer of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the holders of Notes as of a date not more than fifteen (15) calendar days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished by the Issuer to the Trustee so long as the Trustee is acting as the sole Note Registrar.

Section 5.02. Preservation and Disclosure of Lists.

(a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of Notes contained in the most recent list furnished to it as provided in Section 5.01 or maintained by the Trustee in its capacity as Note Registrar or co-registrar in respect of the Notes, if so acting. The Trustee may destroy any list furnished to it as provided in Section 5.01 upon receipt of a new list so furnished.

(b) The rights of Noteholders to communicate with other holders of Notes with respect to their rights under this Indenture or under the Notes, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

(c) Every Noteholder agrees with the Issuer and the Trustee that neither the Issuer nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of holders of Notes made pursuant to the Trust Indenture Act.

Section 5.03. Reports by Trustee.

(a) Within sixty (60) calendar days after January 15 of each year commencing with the year 2008, the Trustee shall transmit to holders of Notes such reports dated as of May 15 of the year in which such reports are made concerning the Trustee and its actions under this Indenture as may be required pursuant to Section 313(a) of the Trust Indenture Act at the times and in the manner provided pursuant thereto. In the event that no events have occurred under the applicable sections of the Trust Indenture Act the Trustee shall be under no duty or obligation to provide such reports.

(b) A copy of such report shall, at the time of such transmission to holders of Notes, be filed by the Trustee with each stock exchange and automated quotation system, if any, upon which the Notes are listed and with the Issuer. The Issuer will promptly notify the Trustee in writing if the Notes are listed on any stock exchange or automated quotation system or delisted therefrom.

Section 5.04. Reports by Issuer and the Guarantors. The Issuer will file with the Trustee within 15 days after the Issuer files the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may prescribe) which the Issuer is required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act. If the Issuer is not required to file information, documents or reports pursuant to either of those sections, then it will file with the Trustee and the Commission such reports as may be prescribed by the Commission at such time. The Issuer shall also file with the Trustee and with the Commission such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided by such Act. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s and the Guarantors’ compliance with any of their respective covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officers’ Certificate).

ARTICLE 6

Remedies of the Trustee and Noteholders on an Event of Default

Section 6.01. Events of Default. “Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) default in the payment of any principal amount or any redemption price or Change in Control Purchase Price due with respect to the Notes when the same shall be due and payable, whether at maturity, upon redemption or repurchase, by acceleration or otherwise; or

(b) default in the payment of interest (including Additional Interest or Special Interest, if any) under the Notes as and when the same shall be due and payable, and continuance of such default for a period of thirty (30) calendar days; or

(c) default in the delivery when due of the amounts owing upon conversion, and the continuation of such default for 10 days, whether due in cash or the Issuer’s Common Shares, on the terms set forth herein and in the Notes, upon exercise of a holder’s conversion right in accordance with Article 13 and continuance of such default for five (5) calendar days; or

(d) failure by the Issuer to provide an Issuer Notice after the occurrence of a Change in Control within the time period required by Section 3.05; or

(e) failure on the part of the Issuer to comply with any other term, covenant or agreement in the Notes or in this Indenture (other than a covenant or agreement a default in whose performance or whose breach is elsewhere in this Section 6.01 specifically dealt with) and such failure continues for a period of sixty (60) calendar days after the date on which written notice of such failure, requiring the Issuer to remedy the same, shall have been given to the Issuer by the Trustee, or to the Issuer and a Responsible Officer of the Trustee by the holders of not less than twenty-five percent (25%) in aggregate principal amount of the Notes at the time outstanding; or

(f) default in the payment of principal when due, or resulting in acceleration of, other indebtedness of the Issuer or any Significant Subsidiary of the Issuer for borrowed money where the aggregate principal amount with respect to which the default or acceleration has occurred exceeds $25.0 million and such indebtedness has not been discharged, or such default in payment or acceleration has not been cured or rescinded, prior to written notice of such failure to the Issuer by the Trustee or to the Issuer and the Trustee by holders of not less than ten percent (10%) in aggregate principal amount of the Notes outstanding; or

(g) any Guarantee by a Significant Subsidiary shall for any reason cease to be, or shall for any reason be asserted in writing by any Guarantor or the Issuer not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated by this Indenture and any such Guarantee; or

(h) failure by the Issuer or any of its Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $25.0 million, which judgments are not paid, discharged or stayed for a period of thirty (30) calendar days after such judgments become final and non-appealable; or

(i) the Issuer or any Significant Subsidiary of the Issuer pursuant to or under or within meaning of any Bankruptcy Law:

(i) commences a voluntary case or proceeding seeking liquidation, reorganization or other relief with respect to it or its debts or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property; or

(ii) consents to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it; or

(iii) consents to the appointment of a custodian of it or for all or substantially of its property; or

(iv) makes a general assignment for the benefit of creditors; or

(j) an involuntary case or other proceeding shall be commenced against the Issuer or any Significant Subsidiary of the Issuer seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) calendar days; or

(k) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(1) is for relief against the Issuer or any Significant Subsidiary of the Issuer in an involuntary case or proceeding; or

(2) appoints a trustee, receiver, liquidator, custodian or other similar official of the Issuer or any Significant Subsidiary of the Issuer or any substantial part of their respective properties; or

(3) orders the liquidation of the Issuer or any Significant Subsidiary of the Issuer;

and, in each case in this clause (j), the order or decree remains unstayed and in effect for sixty (60) calendar days.

If an Event of Default (other than an Event of Default specified in Section 6.01(i), 6.01(j) and 6.01(k)) with respect to the Issuer) shall occur and be continuing, unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the holders of at least twenty-five percent (25%) in aggregate principal amount of the Notes then outstanding, by notice in writing to the Issuer (and to the Trustee if given by Noteholders), may declare the principal of, and interest (including Additional Interest and Special Interest, if any) accrued and unpaid on, all the Notes to be immediately due and payable, and upon any such declaration the same shall be immediately due and payable. If an Event of Default specified in Section 6.01(i), 6.01(j) or 6.01(k) occurs with respect to the Issuer, the principal of, and interest (including Additional Interest and Special Interest, if any) accrued and unpaid on, all the Notes shall be immediately and automatically due and payable without necessity of further action.

Notwithstanding the preceding paragraph, to the extent elected by the Issuer, the sole remedy for an Event of Default relating to the failure to comply with the reporting obligations under Section 5.04 of this Indenture or for any failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act, will for the first 365 days after the occurrence of such an Event of Default consist exclusively of the right to receive special interest (“Special Interest”) on the Notes at an annual rate equal to 0.50% of the principal amount of the Notes. This Special Interest shall be payable semi-annually in arrears, with the first semi-annual payment due on the first Interest Payment Date following the date on which such Special Interest shall have begun to accrue on the Notes. Special Interest shall accrue on all outstanding Notes from and including the date on which an Event of Default relating to a failure to comply with the reporting obligations in Section 5.04 of this Indenture or the requirements of Section 314(a)(1) of the Trust Indenture Act first occurs to but not including the 365th day thereafter (or such earlier date on which such Event of Default shall have been cured or waived). On such 365th day (or earlier, if such Event of Default is cured or waived prior to such 365th day), such Special Interest shall cease to accrue and, if the Event of Default relating to reporting obligations has not been cured or waived prior to such 365th day, the Notes shall be subject to acceleration as provided in the immediately preceding paragraph. The provisions of the Indenture described in this paragraph shall not affect the rights of holders in the event of the occurrence of any other Event of Default. In the event the Issuer does not elect to pay Special Interest upon an Event of Default in accordance with this paragraph, the Notes shall be subject to acceleration as provided in the immediately preceding paragraph.

If the Issuer elects to pay Special Interest in connection with an Event of Default relating to the failure to comply with the reporting obligations under Section 5.04 of this Indenture or for any failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act in accordance with the immediately preceding paragraph, the Issuer shall notify all holders of Notes and the Trustee and Paying Agent of such election on or before the close of business on the date on which such Event of Default first occurs.

If, at any time after the principal of and interest on the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, holders of a majority in aggregate principal amount of the Notes then outstanding on behalf of the holders of all of the Notes then outstanding, by written notice to the Issuer and to the Trustee, may waive all defaults or Events of Default and rescind and annul such declaration and its consequences subject to Section 6.07 if: (a) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction; (b) interest on overdue installments of interest (including Additional Interest, if any) (to the extent that payment of such interest is lawful) and on overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; (c) the Issuer has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances pursuant to Section 7.06; and (d) all Events of Default, other than the nonpayment of the principal amount and any accrued and unpaid interest that has become due solely because of such acceleration, have been cured or waived. No such rescission and annulment shall extend to or shall affect any subsequent default or Event of Default, or shall impair any right consequent thereon. The Issuer shall notify in writing a Responsible Officer of the Trustee, promptly upon becoming aware thereof, of any Event of Default, as provided in Section 4.08.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such waiver or rescission and annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Issuer, the holders of Notes, and the Trustee shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Issuer, the holders of Notes, and the Trustee shall continue as though no such proceeding had been taken.

Section 6.02. Payments of Notes on Default; Suit Therefor. The Issuer covenants that in the case of an Event of Default pursuant to Section 6.01(a) or 6.01(b), upon demand of the Trustee, the Issuer will pay to the Trustee, for the benefit of the holders of the Notes, (i) the whole amount that then shall be due and payable on all such Notes for principal or interest, as the case may be, with interest upon the overdue principal and premium, if any, and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of accrued and unpaid interest at the rate borne by the Notes, plus 1%, from the required payment date and, (ii) in addition thereto, any amounts due the Trustee under Section 7.06. Until such demand by the Trustee, the Issuer may pay the principal of and interest on the Notes to the registered holders, whether or not the Notes are overdue.

In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Issuer or any other obligor on the Notes and collect in the manner provided by law out of the property of the Issuer or any other obligor on the Notes wherever situated the monies adjudged or decreed to be payable.

In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Issuer or any other obligor on the Notes under any Bankruptcy Law, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or such other obligor, the property of the Issuer or such other obligor, or in the case of any other judicial proceedings relative to the Issuer or such other obligor upon the Notes, or to the creditors or property of the Issuer or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.02, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and accrued and unpaid interest in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Noteholders allowed in such judicial proceedings relative to the Issuer or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due the Trustee under Section 7.06, and to take any other action with respect to such claims, including participating as a member of any official committee of creditors, as it reasonably deems necessary or advisable, unless prohibited by law or applicable regulations, and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Noteholders to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including counsel fees and expenses incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property which the holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the holders of the Notes.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the holders of the Notes, and it shall not be necessary to make any holders of the Notes parties to any such proceedings.

Section 6.03. Application of Monies Collected by Trustee. Any monies or properties collected by the Trustee pursuant to this Article 6, shall be applied, in the following order, at the date or dates fixed by the Trustee for the distribution of such monies or properties, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

FIRST: To the payment of all amounts due the Trustee under Section 7.06;

SECOND: In case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of accrued and unpaid interest, if any, on the Notes in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) as provided in Section 6.02 upon the overdue installments of interest at the annual rate borne by the Notes plus 1%, such payments to be made ratably to the Persons entitled thereto;

THIRD: In case the principal of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount then owing and unpaid upon the Notes for principal and interest, with interest on the overdue principal and (to the extent that such interest has been collected by the Trustee) upon overdue installments of accrued and unpaid interest, as provided in Section 6.02, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal and interest without preference or priority of principal over interest, or of interest over principal, or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal and accrued and unpaid interest; and

FOURTH: To the payment of the remainder, if any, to the Issuer or any other Person lawfully entitled thereto.

Section 6.04. Proceedings by Noteholder. No holder of any Note shall have any right by virtue of or by reference to any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, except in the case of a default in the payment of principal of, or interest on, the Notes, unless (a) such holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, (b) the holders of at least twenty-five percent (25%) in aggregate principal amount of the Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee satisfactory security or indemnity as it may require against the costs, liabilities or expenses to be incurred therein or thereby, (c) the Trustee for sixty (60) calendar days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and (d) no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 6.07; it being understood and intended, and being expressly covenanted by the taker and holder of every Note with every other taker and holder and the Trustee, that no one or more holders of Notes shall have any right in any manner whatever by virtue of or by reference to any provision of this Indenture to affect, disturb or prejudice the rights of any other holder of Notes, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Notes (except as may otherwise be provided herein). For the protection and enforcement of this Section 6.04, each and every Noteholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision of this Indenture and any provision of any Note, the right of any holder of any Note to receive payment of the principal of (including the redemption price or Change in Control Purchase Price upon redemption or repurchase pursuant to Article 3) and accrued interest on such Note, on or after the respective due dates expressed in such Note or in the event of redemption or repurchase, or to institute suit for the enforcement of any such payment on or after such respective dates against the Issuer shall not be impaired or affected without the consent of such holder.

Anything contained in this Indenture or the Notes to the contrary notwithstanding, the holder of any Note, without the consent of either the Trustee or the holder of any other Note, in its own behalf and for its own benefit, may enforce, and may institute and maintain any proceeding suitable to enforce, its rights of conversion as provided herein.

Section 6.05. Proceedings by Trustee. In case of an Event of Default, the Trustee may, in its discretion, proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or any Guarantee or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 6.06. Remedies Cumulative and Continuing. All powers and remedies given by this Article 6 to the Trustee or to the Noteholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any holder of any of the Notes to exercise any right or power accruing upon any default or Event of Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or any acquiescence therein, and, subject to the provisions of Section 6.04, every power and remedy given by this Article 6 or by law to the Trustee or to the Noteholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Noteholders.

Section 6.07. Direction of Proceedings and Waiver of Defaults by Majority of Noteholders. The holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided that (a) such direction shall not be in conflict with any rule of law or with this Indenture, (b) the Trustee may take any other action which is not inconsistent with such direction, (c) the Trustee may decline to take any action that would benefit some Noteholder to the detriment of other Noteholders and (d) the Trustee may decline to take any action that would involve the Trustee in personal liability.

The holders of a majority in aggregate principal amount of the Notes at the time outstanding may, on behalf of the holders of all of the Notes, waive any past default or Event of Default hereunder and its consequences except (i) a default in the payment of the principal of, or interest (including Additional Interest, if any) on, the Notes, (ii) a failure by the Issuer to convert any Notes as required by this Indenture, (iii) a default in the payment of the redemption price on the Redemption Date pursuant to Article 3, (iv) a default in the payment of the Change in Control Purchase Price or the Optional Repurchase Price on the Change in Control Repurchase Date or an Optional Repurchase Date, as the case may be, pursuant to Article 3 or (v) a default in respect of a covenant or provisions hereof which under Article 9 cannot be modified or amended without the consent of the holders of all Notes then outstanding or each Note affected thereby.

Upon any such waiver, the Issuer, the Trustee and the holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon. Whenever any default or Event of Default hereunder shall have been waived as permitted by this Section 6.07, said default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

Section 6.08. Notice of Defaults. The Trustee shall, within ninety (90) calendar days after a Responsible Officer of the Trustee has knowledge of the occurrence of a default or Event of Default, mail to all Noteholders, as the names and addresses of such holders appear upon the Note Register, notice of all defaults or Events of Default known to a Responsible Officer, unless such defaults or Events of Default shall have been cured or waived before the giving of such notice; provided that except in the case of default in the payment of the principal of, or interest (including Additional Interest, if any) on, any of the Notes, the Trustee shall be protected in withholding such notice if and so long as a committee of Responsible Officers or a Responsible Officer of the Trustee in good faith determines that the withholding of such notice is in the interest of the Noteholders.

Section 6.09. Undertaking to Pay Costs. All parties to this Indenture agree, and each holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 6.09 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Noteholder, or group of Noteholders, holding in the aggregate more than ten percent in principal amount of the Notes at the time outstanding determined in accordance with Section 8.04, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of, or interest on, any Note on or after the due date expressed in such Note or to any suit for the enforcement of the right to convert any Note in accordance with the provisions of Article 13.

ARTICLE 7

The Trustee

Section 7.01. Duties and Responsibilities of Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of its own affairs.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(a) prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred:

(i) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture and the Trust Indenture Act, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture and the Trust Indenture Act against the Trustee; and

(ii) in the absence of bad faith and willful misconduct on the part of the Trustee, the Trustee may conclusively rely as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the form required by this Indenture;

(b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless the Trustee was negligent in ascertaining the pertinent facts;

(c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the written direction of the holders of not less than a majority in principal amount of the Notes at the time outstanding determined as provided in Section 8.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(d) whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section;

(e) the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Issuer or any Paying Agent (other than the Trustee) or any records maintained by any co-registrar (other than the Trustee) with respect to the Notes;

(f) if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred unless a Responsible Officer of the Trustee has actual knowledge thereof or unless the Trustee has otherwise received written notice thereof; and

(g) the Trustee shall not be deemed to have knowledge of any Event of Default hereunder unless a Responsible Officer of the Trustee has actual knowledge thereof or unless the Trustee shall have been notified in writing of such Event of Default by the Issuer or a holder of Notes.

None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Section 7.02. Reliance on Documents, Opinions, etc. Except as otherwise provided in Section 7.01:

(a) the Trustee may conclusively rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon or other paper or document (whether in its original or facsimile form) believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

(b) any request, direction, order or demand of the Issuer mentioned herein shall be sufficiently evidenced by an Officers’ Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Trustees may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Issuer;

(c) the Trustee may consult with counsel of its own selection and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in reliance on and in accordance with such advice or Opinion of Counsel;

(d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Noteholders pursuant to the provisions of this Indenture, unless such Noteholders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;

(e) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney;

(f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder;

(g) the Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(h) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(i) the Trustee may request that the Issuer deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded; and

(j) any permissive right or authority granted to the Trustee shall not be construed as a mandatory duty.

Section 7.03. No Responsibility for Recitals, etc. The recitals contained herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Issuer of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.

Section 7.04. Trustee, Paying Agents, Conversion Agents or Note Registrar May Own Notes. The Trustee, any Paying Agent, the Conversion Agent or Note Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not Trustee, Paying Agent, Conversion Agent or Note Registrar.

Section 7.05. Monies to be Held in Trust. Subject to the provisions of Section 11.04, all monies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. Except as otherwise provided herein, the Trustee shall be under no liability for interest on any money received by it hereunder except as may be agreed in writing from time to time by the Issuer and the Trustee.

Section 7.06. Compensation and Expenses of Trustee. The Issuer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to from time to time in writing between the Issuer and the Trustee, and the Issuer will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the reasonable expenses and disbursements of its counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence, willful misconduct, recklessness or bad faith. The Issuer also covenants to indemnify the Trustee and any predecessor Trustee (or any officer, director or employee of the Trustee), in any capacity under this Indenture and any authenticating agent for, and to hold them harmless against, any and all loss, liability, damage, claim or reasonable expense including taxes (other than taxes based on the income of the Trustee) incurred without negligence, willful misconduct, recklessness or bad faith on the part of the Trustee or such officers, directors, employees or authenticating agent, as the case may be, and arising out of or in connection with the acceptance or administration of this trust or in any other capacity hereunder, including the reasonable costs and expenses of defending themselves against any claim (whether asserted by the Issuer, any holder or any other Person) of liability in the premises. The obligations of the Issuer under this Section 7.06 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for reasonable expenses, disbursements and advances shall be secured by a lien prior to that of the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the holders of particular Notes in connection with a redemption or repurchase of Notes pursuant to Article 3, a satisfaction or discharge of this Indenture pursuant to Article II or a conversion of Notes pursuant to Article 13. The obligation of the Issuer under this Section shall survive the satisfaction and discharge of this Indenture.

When the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 6.01(i), 6.01(j) or 6.01(k) with respect to the Issuer occurs, the expenses and the compensation for the services are intended to constitute reasonable expenses of administration under any bankruptcy, insolvency or similar laws.

Section 7.07. Officers’ Certificate as Evidence. Except as otherwise provided in Section 7.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence, bad faith, recklessness or willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee.

Section 7.08. Conflicting Interests of Trustee. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

Section 7.09. Eligibility of Trustee. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50.0 million (or if such Person is a member of a bank holding company system, its bank holding company shall have a combined capital and surplus of at least $50.0 million). If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.09, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 7.10. Resignation or Removal of Trustee.

(a) Subject to Section 7.10(c), the Trustee may at any time resign by giving written notice of such resignation to the Issuer and to the holders of Notes. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Trustees, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment sixty (60) calendar days after the mailing of such notice of resignation to the Noteholders, the resigning Trustee may, upon ten Business Days’ notice to the Issuer and the Noteholders, petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b) In case at any time any of the following shall occur:

(i) the Trustee shall fail to comply with Section 7.08 after written request therefor by the Issuer or by any Noteholder who has been a bona fide holder of a Note or Notes for at least six months; or

(ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 7.09 and shall fail to resign after written request therefor by the Issuer or by any such Noteholder; or

(iii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Issuer may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Trustees, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.09, any Noteholder who has been a bona fide holder of a Note or Notes for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 7.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.11.

(d) Notwithstanding the replacement of the Trustee pursuant to this Section, the Issuer’s obligations under Section 7.06 shall continue for the benefit of the retiring Trustee.

Section 7.11. Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 7.10 shall execute, acknowledge and deliver to the Issuer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Issuer or of the successor trustee, the trustee ceasing to act shall, upon payment of any amount then due it pursuant to the provisions of Section 7.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Issuer shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a lien upon all property and funds held or collected by such trustee as such, except for funds held in trust for the benefit of holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 7.06.

No successor trustee shall accept appointment as provided in this Section 7.11 unless, at the time of such acceptance, such successor trustee shall be qualified under the provisions of Section 7.08 and be eligible under the provisions of Section 7.09.

Upon acceptance of appointment by a successor trustee as provided in this Section 7.11, the Issuer (or the former trustee, at the written direction of the Issuer) shall mail or cause to be mailed notice of the succession of such trustee hereunder to the holders of Notes at their addresses as they shall appear on the Note Register. If the Issuer fails to mail such notice within ten (10) calendar days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Issuer.

Section 7.12. Succession by Merger. Any corporation into which the Trustee may be merged or exchanged or with which it may be consolidated, or any corporation resulting from any merger, exchange or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee (including any trust created by this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that in the case of any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, such corporation shall be qualified under the provisions of Section 7.08 and eligible under the provisions of Section 7.09.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or any authenticating agent appointed by such successor trustee may authenticate such Notes in the name of the successor trustee; and in all such cases such certificates shall have the full force that is provided in the Notes or in this Indenture; provided that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, exchange or consolidation.

Section 7.13. Preferential Collection of Claims. If and when the Trustee shall be or become a creditor of the Issuer (or any other obligor upon the Notes), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of the claims against the Issuer (or any such other obligor).

ARTICLE 8

The Noteholders

Section 8.01. Action by Noteholders. Whenever in this Indenture it is provided that the holders of a specified percentage in aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Noteholders in person or by agent or proxy appointed in writing, or (b) by the record of the holders of Notes voting in favor thereof at any meeting of Noteholders, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Noteholders. Whenever the Issuer or the Trustee solicits the taking of any action by the holders of the Notes, the Issuer or the Trustee may fix in advance of such solicitation a date as the record date for determining holders entitled to take such action. The record date, if any, shall be not more than fifteen (15) calendar days prior to the date of commencement of solicitation of such action.

Section 8.02. Proof of Execution by Noteholders. Subject to the provisions of Sections 7.01 and 7.02, proof of the execution of any instrument by a Noteholder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Notes shall be proved by the registry of such Notes or by a certificate of the Note Registrar.

Section 8.03. Absolute Owners. The Issuer, the Trustee, any Paying Agent, any Conversion Agent and any Note Registrar may deem the Person in whose name such Note shall be registered upon the Note Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Issuer or any Note Registrar) for the purpose of receiving payment of or on account of the principal of, and interest on, such Note, for conversion of such Note and for all other purposes; and neither the Issuer nor the Trustee nor any Paying Agent nor any Conversion Agent nor any Note Registrar shall be affected by any notice to the contrary. All such payments so made to any holder for the time being, or upon its order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Note.

Section 8.04. Issuer-Owned Notes Disregarded. In determining whether the holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture, Notes which are owned by the Issuer or any other obligor on the Notes or any Affiliate of the Issuer or any other obligor on the Notes shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action, only Notes which a Responsible Officer knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as outstanding for the purposes of this Section 8.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to vote such Notes and that the pledgee is not the Issuer, any other obligor on the Notes or any Affiliate of the Issuer or any such other obligor. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Issuer shall furnish to the Trustee promptly an Officers’ Certificate listing and identifying all Notes, if any, known by the Issuer to be owned or held by or for the account of any of the above described Persons, and, subject to Section 7.01, the Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.

Section 8.05. Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the holders of the percentage in aggregate principal amount of the Notes specified in this Indenture in connection with such action, any holder of a Note which is shown by the evidence to be included in the Notes the holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the holder of any Note shall be conclusive and binding upon such holder and upon all future holders and owners of such Note and of any Notes issued in exchange or substitution therefor, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor.

ARTICLE 9

Supplemental Indentures

Section 9.01. Supplemental Indentures Without Consent of Noteholders. The Issuer, when authorized by the resolutions of the Board of Trustees, and the Trustee may, from time to time, and at any time enter into an indenture or indentures supplemental without the consent of the holders of the Notes hereto for one or more of the following purposes:

(a) to evidence a successor to the Issuer or any Guarantor and the assumption by that successor of the obligations of the Issuer or such Guarantor, as applicable, under this Indenture and the Notes;

(b) to provide for conversion rights of holders of the Notes if any reclassification or change of Common Shares or any consolidation, merger or sale of all or substantially all of the property or assets of the Issuer occurs;

(c) to add to the covenants of the Issuer or any Guarantor for the benefit of the holders of the Notes or to surrender any right or power conferred upon the Issuer or any Guarantor;

(d) to secure the obligations of the Issuer or any Guarantor in respect of the Notes;

(e) to add guarantees or to release a Guarantor in accordance with the terms of this Indenture;

(f) to evidence and provide the acceptance of the appointment of a successor Trustee under this Indenture;

(g) to comply with the requirements of the Commission in order to effect or maintain qualification of this Indenture under the Trust Indenture Act, as contemplated by this Indenture or otherwise;

(h) to cure any ambiguity, omission, defect or inconsistency in this Indenture or make any other provision with respect to matters or questions arising under this Indenture which the Issuer may deem necessary or desirable and which shall not be inconsistent with provisions of this Indenture; provided that such modification or amendment does not, in the good faith opinion of the Board of Trustees, adversely affect the interests of the holders of the Notes in any material respect;

(i) to add or modify any provision with respect to matters or questions arising under this Indenture which the Issuer may deem necessary or desirable and which will not adversely affect the interests of the holders of the Notes in any material respect; or

(j) to modify any provision of this Indenture to conform that provision to the description thereof set forth in the Offering Memorandum.

Upon the written request of the Issuer, accompanied by a copy of the resolutions of the Board of Trustees certified by the Issuer’s Secretary or Assistant Secretary authorizing the execution of any supplemental indenture, the Trustee is hereby authorized to join with the Issuer in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 9.01 may be executed by the Issuer and the Trustee without the consent of the holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 9.02.

Section 9.02. Supplemental Indenture With Consent of Noteholders. With the consent (evidenced as provided in Article 8) of the holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, the Issuer, when authorized by the resolutions of the Board of Trustees, and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or modifying in any manner the rights of the holders of the Notes; provided that no such supplemental indenture shall, without the consent of the holder of each Note so affected:

(a) impair or adversely affect the manner of calculation or rate of accrual of interest (including Additional Interest or Special Interest) on the Notes or change the time of payment thereof;

(b) make the Note payable in money or securities other than that stated in the note;

(c) change the Stated Maturity of the Notes;

(d) reduce the principal amount of, or the redemption price or Change in Control Purchase Price or Optional Repurchase Price specified in Article 3 hereof with respect to, the Notes;

(e) make any change that impairs or adversely affects the conversion rights of the holders of the Notes;

(f) make any change that impairs or adversely affects the right to require the Issuer to repurchase the Notes;

(g) release any Guarantor from any of its obligations under its Guarantee or the Indenture otherwise than in accordance with the terms of this Indenture;

(h) impair the right to institute suit for the enforcement of any payment with respect to the Notes or with respect to conversion of the Notes;

(i) change the obligation of the Issuer to redeem any Notes called for redemption on a Redemption Date in a manner adverse to the holders;

(j) change the obligation of the Issuer to maintain an office or agency pursuant to Section 4.02;

(k) make the Notes subordinate in right of payment to any other indebtedness;

(l) reduce the percentage in aggregate principal amount of outstanding Notes required to modify or amend this Indenture or to waive compliance by the Issuer or any Guarantor with the provisions of the Indenture; or

(m) modify Section 6.07 or this Section 9.02.

Upon the written request of the Issuer, accompanied by a copy of the resolutions of the Board of Trustees certified by the Issuer’s Secretary or Assistant Secretary authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Noteholders as aforesaid, the Trustee shall join with the Issuer in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

It shall not be necessary for the consent of the Noteholders under this Section 9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

Section 9.03. Effect of Supplemental Indenture. Any supplemental indenture executed pursuant to the provisions of this Article 9 shall comply with the Trust Indenture Act, as then in effect, provided that this Section 9.03 shall not require such supplemental indenture or the Trustee to be qualified under the Trust Indenture Act prior to the time, if ever, such qualification is in fact required under the terms of the Trust Indenture Act or the Indenture has been qualified under the Trust Indenture Act, nor shall it constitute any admission or acknowledgment by any party to such supplemental indenture that any such qualification is required prior to the time, if ever, such qualification is in fact required under the terms of the Trust Indenture Act or the Indenture has been qualified under the Trust Indenture Act. Upon the execution of any supplemental indenture pursuant to the provisions of this Article 9, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Issuer and the holders of Notes shall thereafter be determined, exercised and enforced hereunder, subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 9.04. Notation on Notes. The Trustee may place on the Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 9 may bear an appropriate notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Issuer so determines, new Notes so modified as to conform, in the opinion of the Board of Trustees, to any modification of this Indenture contained in any such supplemental indenture may, at the Issuer’s expense, be prepared and executed by the Issuer and any applicable Guarantor, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 15.11) and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.

Section 9.05. Evidence of Compliance of Supplemental Indenture to be Furnished to Trustee. Prior to entering into any supplemental indenture pursuant to this Article 9, the Trustee shall be provided with an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article 9 and is otherwise authorized or permitted by this Indenture.

ARTICLE 10

Consolidation, Merger, Sale, Conveyance and Lease

Section 10.01. Issuer May Consolidate on Certain Terms. Subject to the provisions of Section 10.02, the Issuer shall not, in a single transaction or a series of related transactions, consolidate with, or sell, lease or convey all or substantially all of its property and assets to, or merge with or into, any other Person (whether or not affiliated with the Issuer), unless: (i) the Issuer is the continuing entity, or the successor (if other than the Issuer) formed by or resulting from any consolidation or merger or which shall have received the transfer of assets shall be an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume (x) the due and punctual payment of the principal of, and interest on, all of the Notes, and the due and punctual performance and observance of all of the covenants and conditions in the Notes and this Indenture to be performed or satisfied by the Issuer (including, without limitations, the obligation to convert Notes in accordance with the provisions of Article 13 hereof) by a supplemental indenture reasonably satisfactory in form to the Trustee and (y) all of the obligations of the Issuer under the Registration Rights Agreement by a supplemental agreement, in each case, executed and delivered to the Trustee by such successor; (ii) if as a result of any such consolidation, sale, lease, conveyance or merger, the Notes become convertible into common shares or other securities issued by a Person that is other than the Issuer or such successor Person, such Person shall fully and unconditionally guarantee all obligations under the Notes and this Indenture; (iii) immediately after giving effect to the transaction described above, no Event of Default or event which, after notice or lapse of time, or both, would become an Event of Default, has occurred and is continuing; and (iv) the Issuer has delivered to the Trustee the Officers’ Certificate and Opinion of Counsel, if any, requested pursuant to Section 15.03.

Section 10.02. Issuer Successor to be Substituted. In case of any such consolidation, sale, lease, conveyance or merger in which the Issuer is not the continuing entity and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and reasonably satisfactory in form to the Trustee, of the due and punctual payment of the principal of, and interest on, all of the Notes, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed or satisfied by the Issuer, and by supplemental agreement, executed and delivered to the Trustee and reasonably satisfactory in form to the Trustee, of all of the obligations of the Issuer under the Registration Rights Agreement, such successor Person shall succeed to and be substituted for the Issuer, with the same effect as if it had been named herein as the party of this first part, and the Issuer shall be discharged from its obligations under the Notes, this Indenture and the Registration Rights Agreement. Such successor Person thereupon may cause to be signed, and may issue either in its own name or in the name of the Issuer any or all of the Notes, issuable hereunder that theretofore shall not have been signed by the Issuer and delivered to the Trustee; and, upon the order of such successor Person instead of the Issuer and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the officers of the Issuer to the Trustee for authentication, and any Notes that such successor Person thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance, transfer or lease, upon compliance with this Article 10 the Person named as the “Issuer” in the first paragraph of this Indenture or any successor that shall thereafter have become such in the manner prescribed in this Article 10 may be dissolved, wound up and liquidated at any time thereafter and such Person shall be discharged from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture and under the Registration Rights Agreement.

In case of any such consolidation, sale, lease, conveyance or merger, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

ARTICLE 11

Satisfaction and Discharge of Indenture

Section 11.01. Discharge of Indenture. This Indenture shall cease to be of further effect (except as to any surviving rights of conversion, registration of transfer or exchange of Notes herein expressly provided for and except as further provided below), and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when (a) either: (1) all Notes theretofore authenticated and delivered (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 11.04 and (ii) Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Issuer as provided in Section 11.04) have been delivered to the Trustee for cancellation; or (2) all such Notes not theretofore delivered to the Trustee for cancellation have become due and payable, whether upon the Stated Maturity of the Notes, a Redemption Date, an Optional Repurchase Date or a Change in Control Repurchase Date or otherwise, or have all been converted in accordance with the provisions of Article 13 hereof, and the Issuer has irrevocably deposited or caused to be irrevocably deposited with the Trustee, a Paying Agent or the Conversion Agent (other than the Issuer or any of its Affiliates), as applicable, as trust funds in trust cash and, if applicable, Common Shares in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit (in the case of Notes which have become due and payable) or for amounts owing upon conversion; provided, however, that there shall not exist, on the date of such deposit, a default or Event of Default; provided, further, that such deposit shall not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Issuer is a party or to which the Issuer is bound; (b) the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer; and (c) the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer to the Trustee under Section 7.06 shall survive and, if money shall have been deposited with the Trustee pursuant to subclause (2) of clause (a) of this Section, the provisions of Sections 2.05, 2.06, 2.07, 3.05, 3.06, 5.01, Article 13 and this Article 11, shall survive until the Notes have been paid in full.

Section 11.02. Deposited Monies to be Held in Trust by Trustee. Subject to Section 11.04, all monies deposited with the Trustee pursuant to Section 11.01, shall be held in trust for the sole benefit of the Noteholders for the purposes of Section 11.01 (as set forth in set forth in Section 7.05), and such monies shall be applied by the Trustee to the payment, either directly or through any Paying Agent (including the Issuer if acting as its own Paying Agent), to the holders of the particular Notes for the payment or redemption of which such monies have been deposited with the Trustee, of all sums due and to become due thereon for principal, premium, if any, and interest. The Trustee is not responsible to anyone for interest on any deposited funds except as agreed in writing.

Section 11.03. Paying Agent to Repay Monies Held. Subject to the provisions of Section 11.04, the Trustee or a Paying Agent shall hold in trust, for the benefit of the Noteholders, all money deposited with it pursuant to Section 11.01 and shall apply the deposited money in accordance with this Indenture and the Notes to the payment of the principal of and interest on the Notes.

Section 11.04. Return of Unclaimed Monies. Subject to all applicable abandoned property law, the Trustee and each Paying Agent shall pay to the Issuer upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years after a right to such money has matured; provided, however, that the Trustee or such Paying Agent, before being required to make any such payment, may, at the expense of the Issuer, either publish in a newspaper of general circulation in The City of New York, or cause to be mailed to each holder entitled to such money, notice that such money remains unclaimed and that after a date specified therein, which shall be at least thirty (30) calendar days from the date of such mailing or publication, any unclaimed balance of such money then remaining will be repaid to the Issuer. After payment to the Issuer, holders entitled to money must look to the Issuer for payment as general creditors unless an applicable abandoned property law designates another person, and the Trustee and each Paying Agent shall be relieved of all liability with respect to such money.

Section 11.05. Reinstatement. If the Trustee or the Paying Agent is unable to apply any money in accordance with Section 11.02 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with Section 11.02; provided that if the Issuer makes any payment of principal of or premium, if any, or interest on any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 12

Immunity of Incorporators, Shareholders, Officers, Trustees and Directors

Section 12.01. Indenture and Notes Solely Corporate Obligations. No recourse for the payment of the principal of, or interest on, any Note, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Issuer in this Indenture or in any supplemental indenture or in any Note or in any Guarantee, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, shareholder, partner, member, manager, employee, agent, officer, trustee, director or subsidiary, as such, past, present or future, of the Issuer or any of the Issuer’s Subsidiaries or of any successor thereto, either directly or through the Issuer or any of the Issuer’s Subsidiaries or any successor thereto, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.

ARTICLE 13

Conversion of Notes

Section 13.01. Right to Convert.

(a) Subject to the restrictions on ownership of Common Shares as set forth in Section 13.14 and upon compliance with the provisions of this Indenture, the holder of any Notes may convert its Notes, or any portion thereof which is a multiple of $1,000, into cash and, if applicable, Common Shares by surrender of such Notes so to be converted in whole or in part, together with any required funds, under the circumstances and in the manner described in this Article 13. Holders may surrender any Notes for conversion not previously redeemed or repurchased at the applicable Conversion Rate prior to the close of business on the second Business Day immediately preceding the Stated Maturity of the Notes at any time on or after April 15, 2026 and also upon the occurrence of one of the events set forth in clauses (i) through (v) below.

(i) Conversion Upon Satisfaction of Market Price Condition. A holder may surrender any of its Notes for conversion during any calendar quarter beginning after June 30, 2007 (and only during such calendar quarter) if, and only if, the Closing Sale Price of the Common Shares for at least twenty (20) Trading Days (whether or not consecutive) in the period of thirty (30) consecutive Trading Days ending on the last Trading Day of the preceding calendar quarter is more than 120% of the Conversion Price per Common Share in effect on the applicable Trading Day. The Board of Trustees will make appropriate adjustments, in its good faith determination, to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the ex-dividend date of the event occurs, during that thirty (30) consecutive Trading Day period.

(ii) Conversion Upon Satisfaction of Trading Price Condition. A holder may surrender any of its Notes for conversion during the five (5) consecutive Trading Day period following any five (5) consecutive Trading Day period in which the Trading Price per $1,000 principal amount of Notes (as determined following a reasonable request by a holder of the Notes) was less than 98% of the product of the Closing Sale Price of the Common Shares multiplied by the Conversion Rate.

“Trading Price” means, with respect to the Notes on any date of determination, the average of the secondary market bid quotations per $1,000 principal amount of Notes obtained by the Trustee for a $5,000,000 principal amount of Notes at approximately 3:30 p.m., New York City time, on such determination date from two independent nationally recognized securities dealers selected by the Issuer, which may include the Initial Purchaser or any successor to the Initial Purchaser. If at least two such bids cannot reasonably be obtained by the Trustee, but one such bid can reasonably be obtained by the Trustee, then one bid shall be used. If the Trustee cannot reasonably obtain at least one bid for a $5,000,000 principal amount of Notes from a nationally recognized securities dealer or, in the reasonable judgment of the Issuer, the bid quotations are not indicative of the secondary market value of the Notes, then the Trading Price per $1,000 principal amount of Notes shall be deemed to be less than 98% of the product of the Closing Sale Price of the Common Shares and the Conversion Rate on such determination date.

The Trustee shall have no obligation to determine the Trading Price of the Notes unless the Issuer shall have requested such determination, and the Issuer shall have no obligation to make such request unless a holder provides the Issuer with written reasonable evidence that the Trading Price per $1,000 principal amount of the Notes would be less than 98% of the product of the Closing Sale Price of the Common Shares and the Conversion Rate, whereupon the Issuer shall instruct the Trustee to determine the Trading Price of the Notes beginning on the next Trading Day and on each successive Trading Day until the Trading Price is greater than or equal to 98% of the product of the Closing Sale Price of the Common Shares and the applicable Conversion Rate.

(iii) Conversion Upon Notice of Redemption. A holder may surrender for conversion any of the Notes called for redemption at any time prior to the close of business on the second Business Day prior to the Redemption Date, even if the Notes are not otherwise convertible at such time. The right to convert Notes pursuant to this Section 13.01(a)(iii) will expire after the close of business on the second Business Day prior to the Redemption Date unless the Issuer defaults in making the payment due upon redemption. A holder may convert fewer than all of its Notes so long as the Notes converted are an integral multiple of $1,000 principal amount and the remaining principal amount of Notes is in an authorized denomination. However, if a holder has already delivered a Change in Control Purchase Notice pursuant to Section 3.05 hereof or an Optional Repurchase Notice pursuant to Section 3.06 hereof with respect to a Note, such holder may not surrender such Note for conversion until it has withdrawn such notice in accordance with the applicable provisions of Section 3.05 or Section 3.06 hereof, as the case may be.

(iv) Conversion Upon Specified Transactions. If the Issuer elects to: (1) distribute to all holders of Common Shares rights entitling them to purchase, for a period expiring within forty five (45) days after the date fixed for determination of shareholders entitled to receive such rights, Common Shares at less than the Closing Sale Price of the Common Shares on the Trading Day immediately preceding the declaration date of such distribution; or (ii) distribute to all holders of Common Shares assets, debt securities or certain rights to purchase securities of the Issuer, which distribution has a per share value (as determined in good faith by the Board of Trustees of the Issuer) exceeding 15% of the Closing Sale Price of Common Shares on the Trading Day immediately preceding the declaration date of such distribution, the Issuer shall notify holders of the Notes at least forty-five (45) calendar days prior to the ex-dividend date for such distribution. Following the issuance of such notice, holders may surrender their Notes for conversion at any time until the earlier of the close of business on the Business Day prior to the ex-dividend date or an announcement by the Issuer that such distribution will not take place; provided, however, that a holder may not convert its Notes pursuant to this Section 13.01(a)(iv) if such holder may participate, on an as-converted basis (assuming for this purpose that the Notes were convertible solely into Common Shares at the then applicable Conversion Rate), in the distribution without any conversion of Notes. The “ex-dividend date” means, with respect to any distribution on Common Shares, the first date upon which a sale of Common Shares does not automatically transfer the right to receive the relevant distribution from the seller of Common Shares to the buyer.

In addition, if the Issuer is party to a consolidation, merger or binding share exchange pursuant to which all of the Common Shares would be exchanged for cash, securities or other property that is not otherwise a Change in Control, a holder may surrender Notes for conversion at any time from and including the date that is fifteen (15) Business Days prior to the anticipated Effective Date of the transaction up to and including five (5) Business Days after the Effective Date of such transaction. The Issuer shall notify holders of Notes as promptly as practicable following the date it publicly announces such transaction (but in no event less than fifteen (15) Business Days prior to the anticipated effective time of such transaction).

If a Change in Control occurs as a result of a transaction described in clauses (1) or (2) of the definition of “Change in Control,” a holder will have the right to convert its Notes at any time from and including the Effective Date of such transaction up to and including the 30th Business Day following the Effective Date of the transaction. The Issuer will notify holders as promptly as practicable following the date that it publicly announces such Change in Control (but in no event later than fifteen (15) Business Days prior to the Effective Date of such Change in Control).

(v) Conversion Upon Delisting of the Common Shares. A holder of Notes may surrender any of its Notes for conversion at any time beginning on the first Business Day after the Common Shares have ceased to be listed on a U.S. national or regional securities exchange for a 30 consecutive Trading Day period.

(b) Whenever the Notes shall become convertible pursuant to this Section 13.01, the Issuer or, at the Issuer’s request, the Trustee in the name and at the expense of the Issuer, shall notify the holders of the event triggering such convertibility in the manner provided in Section 15.03, and the Issuer shall also publicly announce such information and publish it on its web site. Any notice so given shall be conclusively presumed to have been duly given, whether or not the holder receives such notice.

(c) A Note in respect of which a holder has delivered a Change in Control Purchase Notice pursuant to Section 3.05 or an Optional Purchase Notice pursuant to Section 3.06 exercising such holder’s right to require the Issuer to repurchase such Note pursuant to Section 3.05 or Section 3.06, as the case may be, may be converted only if such Change in Control Purchase Notice or Optional Repurchase Notice is withdrawn in accordance with Section 3.05 or Section 3.06, as the case may be, prior to the close of business on the third Business Day prior to the Change in Control Repurchase Date or the Optional Repurchase Date, as the case may be.

(d) A holder of Notes is not entitled to any rights of a holder of Common Shares until such holder has converted its Notes and received upon conversion thereof Common Shares. The person in whose name any certificate or certificates for Common Shares shall be issuable upon such conversion, if any, shall become on the date any such certificate or certificates are delivered to such holder in accordance with the provisions of this Article 13, the holder of record of the shares represented thereby.

Section 13.02. Exercise of Conversion Right; No Adjustment for Interest or Dividends. In order to exercise the conversion right with respect to any Note in certificated form, the Issuer must receive at the office or agency of the Issuer maintained for that purpose in The City of New York or, at the option of such holder, the Corporate Trust Office, such Note with the original or facsimile of the form entitled “Conversion Notice” on the reverse thereof, duly completed and manually signed, together with such Notes duly endorsed for transfer, accompanied by the funds, if any, required by this Section 13.02. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for Common Shares, if any, which shall be issuable on such conversion shall be issued (if other than in the name of the holder tendering such Note for conversion), and shall be accompanied by transfer or similar taxes, if required pursuant to Section 13.07.

In order to exercise the conversion right with respect to any interest in a Global Note, the beneficial holder must complete, or cause to be completed, the appropriate instruction form for conversion pursuant to the Depositary’s book-entry conversion program; deliver, or cause to be delivered, by book-entry delivery such interest in such Global Note; furnish appropriate endorsements and transfer documents if required by the Issuer or the Trustee or the Conversion Agent; and pay the funds, if any, required by this Section 13.02 and any transfer taxes if required pursuant to Section 13.07.

Each conversion shall be deemed to have been effected as to any such Note (or portion thereof) on the date on which the requirements set forth above in this Section 13.02 have been satisfied as to such Note (or portion thereof) (the “Conversion Date”).

Except as set forth in the next succeeding paragraph, upon conversion of a Note, a holder shall not be entitled to receive any cash payment in respect of interest, and the Issuer shall not be required to adjust the Conversion Rate to account for any accrued and unpaid interest (including Additional Interest, if any). The delivery by the Issuer to the holder of cash and Common Shares, if any, upon conversion shall be deemed to satisfy the Issuer’s obligation with respect to Notes tendered for conversion. Accordingly, upon conversion of Notes, any accrued but unpaid interest shall be deemed to be paid in full, rather than cancelled, extinguished or forfeited.

Holders of Notes at the close of business on a Record Date for an interest payment shall receive payment of the interest payable on the corresponding Interest Payment Date notwithstanding the conversion of such Notes at any time after the close of business on the applicable Record Date and on or prior to the corresponding Interest Payment Date. Accordingly, any Note or portion thereof surrendered for conversion after the close of business on the Record Date for any Interest Payment Date and on or prior to the corresponding Interest Payment Date shall be accompanied by payment, in immediately available funds or other funds acceptable to the Issuer, of an amount equal to the interest otherwise payable on such Interest Payment Date on the principal amount being converted; provided that no such payment need be made (1) if the Issuer has specified a Redemption Date that is after a Record Date and on or prior to the corresponding Interest Payment Date or (2) to the extent of any overdue interest and Additional Interest and Special Interest, if any overdue interest and Additional Interest and Special Interest, as applicable, exists at the time of conversion with respect to such Notes. Except as otherwise provided above in this Article 13, no payment or other adjustment shall be made for interest accrued on any Note converted or for dividends on any shares issued upon the conversion of such Note as provided in this Article 13.

In case any Note of a denomination greater than $1,000 shall be surrendered for partial conversion, and subject to Section 2.04, the Issuer shall execute and the Trustee shall authenticate and deliver to the holder of the Note so surrendered, without charge to the holder, a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note.

Upon surrender of a Note for conversion, the holder shall deliver to the Issuer an amount in cash equal to the amount that the Issuer is required to deduct and withhold under applicable law in connection with such conversion; provided, however, that if the holder does not deliver such cash, the Issuer may deduct and withhold from the consideration otherwise deliverable to such holder the amount required to be deducted and withheld under applicable law.

Upon the conversion of an interest in a Global Note, the Trustee (or other Conversion Agent appointed by the Issuer), or the Custodian at the direction of the Trustee (or other Conversion Agent appointed by the Issuer), shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Issuer shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.

Section 13.03. Cash Payments in Lieu of Fractional Shares. No fractional shares of Common Shares or scrip certificates representing fractional shares shall be issued upon conversion of Notes. If more than one Note shall be surrendered for conversion at one time by the same holder, the number of full shares that shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted hereby) so surrendered. The Issuer shall deliver cash in lieu of any fractional shares of Common Shares issuable in connection with payment of the settlement amount determined in accordance with the provisions of Section 13.12 based upon the Average Price.

Section 13.04. Conversion Rate. The Conversion Rate for the Notes is 28.6874 Common Shares per each $1,000 principal amount of the Notes (herein called the “Conversion Rate”), subject to adjustment as provided in Sections 13.05 and 13.13.

Section 13.05. Adjustment of Conversion Rate. The Conversion Rate shall be adjusted by the Issuer from time to time as follows:

(a) If the Issuer issues Common Shares as a dividend or distribution on Common Shares to all holders of Common Shares, or if the Issuer effects a share split or share combination, the Conversion Rate will be adjusted based on the following formula:

CR1 = CR0 x OS1/OS0

where

CR0 = the Conversion Rate in effect immediately prior to the adjustment relating to such event

CR1 = the new Conversion Rate in effect taking such event into account

OS0 = the number of Common Shares outstanding immediately prior to such event

OS1 = the number of Common Shares outstanding immediately after such event.

Any adjustment made pursuant to this clause (a) shall become effective on the date that is immediately after (x) the date fixed for the determination of shareholders entitled to receive such dividend or other distribution or (y) the date on which such split or combination becomes effective, as applicable. If any dividend or distribution described in this clause (a) is declared but not so paid or made, the new Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b) If the Issuer issues to all holders of Common Shares any rights, warrants, options or other securities entitling them for a period of not more than 45 days after the date of issuance thereof to subscribe for or purchase Common Shares, or if the Issuer issues to all holders of Common Share securities convertible into Common Shares for a period of not more than 45 days after the date of issuance thereof, in either case at an exercise price per Common Share or a conversion price per Common Share less than the Closing Sale Price of the Common Shares on the Business Day immediately preceding the time of announcement of such issuance, the Conversion Rate will be adjusted based on the following formula:

CR1 = CR0 x (OS0+X)/(OS0+Y)

where

CR0 = the Conversion Rate in effect immediately prior to the adjustment relating to such event

CR1 = the new Conversion Rate taking such event into account

OS0 = the number of Common Shares outstanding immediately prior to such event

X = the total number of Common Shares issuable pursuant to such rights, warrants, options, other securities or convertible securities

Y = the number of Common Shares equal to the quotient of (A) the aggregate price payable to exercise such rights, warrants, options, other securities or convertible securities and (B) the average of the Closing Sale Prices of the Common Shares for the 10 consecutive Trading Days prior to the Business Day immediately preceding the date of announcement for the issuance of such rights, warrants, options, other securities or convertible securities.

For purposes of this clause (b), in determining whether any rights, warrants, options, other securities or convertible securities entitle the holders to subscribe for or purchase, or exercise a conversion right for, Common Shares at less than the applicable Closing Sale Price of the Common Shares, and in determining the aggregate exercise or conversion price payable for such Common Shares, there shall be taken into account any consideration received by the Issuer for such rights, warrants, options, other securities or convertible securities and any amount payable on exercise or conversion thereof, with the value of such consideration, if other than cash, to be determined by the Board of Trustees of the Issuer. If any right, warrant, option, other security or convertible security described in this clause (b) is not exercised or converted prior to the expiration of the exercisability or convertibility thereof, the new Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if such right, warrant, option, other security or convertible security had not been so issued.

(c) If the Issuer distributes capital shares, evidences of indebtedness or other assets or property of the Issuer to all holders of Common Shares, excluding:

(i) dividends, distributions, rights, warrants, options, other securities or convertible securities referred to in clause (a) or (b) above,

(ii) dividends or distributions paid exclusively in cash as described in paragraph (d) below, and

(iii)	Spin-Offs described below in this clause (c),

then the Conversion Rate will be adjusted based on the following formula:

CR1 =	CR0 x SP0/(SP0-FMV)

where

CR0 = the Conversion Rate in effect immediately prior to the adjustment relating to such event

CR1 = the new Conversion Rate taking such event into account

SP0 = the average of the Closing Sale Prices of the Common Shares on the 10 consecutive Trading Days prior to the Business Day immediately preceding the earlier of the record date or the ex-dividend date for such distribution

FMV= the fair market value (as determined in good faith by the Board of Trustees of the Issuer) of the capital shares, evidences of indebtedness, assets or property distributed with respect to each outstanding Common Share on the earlier of the record date or the ex-dividend date for such distribution.

An adjustment to the Conversion Rate made pursuant to the immediately preceding clause shall be made successively whenever any such distribution is made and shall become effective on the ex-dividend date for such distribution.

If the Issuer distributes to all holders of Common Shares capital shares of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit of the Issuer (a “Spin-Off”), the Conversion Rate in effect immediately before the close of business on the date fixed for determination of holders of Common Shares entitled to receive such distribution will be adjusted based on the following formula:

CR1 = CR0 x (FMV0+MP0)/MP0

where

CR0 = the Conversion Rate in effect immediately prior to the adjustment relating to such event

CR1 = the new Conversion Rate taking such event into account

FMV0 =the average of the Closing Sale Prices of the capital shares or similar equity interest distributed to holders of Common Shares applicable to one Common Share over the first 10 consecutive Trading Days after the effective date of the Spin-Off

MP0 = the average of the Closing Sale Prices of the Common Shares over the first 10 consecutive Trading Days after the effective date of the Spin-Off.

An adjustment to the Conversion Rate made pursuant to the immediately preceding clause will occur on the 10th Trading Day from and including the effective date of the Spin-Off.

If any such dividend or distribution described in this clause (c) is declared but not paid or made, the new Conversion Rate shall be readjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(d) If the Issuer pays or makes any cash dividend or distribution in respect of any of its quarterly fiscal periods (without regard to when paid) to all holders of Common Shares in an aggregate amount that, together with other cash dividends or distributions paid or made in respect of such quarterly fiscal period, exceeds the product of $0.80 (the “Reference Dividend”) multiplied by the number of Common Shares outstanding on the record date for such distribution, the Conversion Rate will be adjusted based on the following formula:

CR1 = CR0 x SP0/(SP0-C)

where

CR0 = the Conversion Rate in effect immediately prior to the adjustment relating to such event

CR1 = the new Conversion Rate taking such event into account

SP0 = the average of the Closing Sale Prices of Common Shares on the 10 consecutive Trading Days immediately prior to the Business Day immediately preceding the earlier of the record date or the ex-dividend date for such distribution

C = the amount in cash per Common Share that the Issuer distributes to holders of Common Shares in respect of such quarterly fiscal period that exceeds the Reference Dividend.

An adjustment to the Conversion Rate made pursuant to this clause (d) shall become effective on the ex-dividend date for such dividend or distribution. If any dividend or distribution described in this clause (d) is declared but not so paid or made, the new Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

Notwithstanding anything to the contrary in this clause (d), if an adjustment to the Conversion Rate is required to be made as a result of a distribution that is not a quarterly dividend either in whole or in part, the Reference Dividend shall be deemed to be zero for purposes of determining the adjustment to the Conversion Rate as a result of such distribution.

The Reference Dividend shall be subject to adjustment in a manner that is inversely proportional to adjustments to the Conversion Rate; provided, however, that no adjustments shall be made to the Reference Dividend for any adjustment made to the Conversion Rate pursuant to this clause (d).

(e) If the Issuer or any of its subsidiaries makes a payment in respect of a tender offer or exchange offer for Common Shares to the extent that the cash and value of any other consideration included in the payment per Common Share exceeds the Closing Sale Price of the Common Shares on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Time”), the Conversion Rate will be adjusted based on the following formula:

CR1 = CR0 x (AC + (SP1 x OS1))/(SP1 x OS0)

where

CR0 = the Conversion Rate in effect immediately prior to the adjustment relating to such event

CR1 = the new Conversion Rate taking such event into account

AC = the aggregate value of all cash and any other consideration (as determined by the Board of Trustees of the Issuer) paid or payable for Common Shares purchased in such tender or exchange offer

OS0 = the number of Common Shares outstanding immediately prior to the date such tender or exchange offer expires

OS1 = the number of Common Shares outstanding immediately after such tender or exchange offer expires (after giving effect to the purchase or exchange of shares pursuant to such tender or exchange offer)

SP1 = the average of the Closing Sale Prices of Common Shares for the 10 consecutive Trading Days commencing on the Trading Day next succeeding the date such tender or exchange offer expires.

If the application of the foregoing formula would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate will be made.

Any adjustment to the Conversion Rate made pursuant to this clause (e) shall become effective on the date immediately following the determination of the average of the Closing Sale Prices of Common Shares for purposes of SP1 above. If the Issuer or one of its subsidiaries is obligated to purchase Common Shares pursuant to any such tender or exchange offer but is permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the new Conversion Rate shall be readjusted to be the Conversion Rate that would be in effect if such tender or exchange offer had not been made.

(f) Notwithstanding the foregoing, in no event shall the Conversion Rate exceed 36.5764 shares per $1,000 principal amount of Notes, subject to adjustment pursuant to Section 13.05 (a)-(e) above.

(g) In addition to the adjustments pursuant to clauses (a) through (e) above, the Issuer may increase the Conversion Rate in order to avoid or diminish any income tax to holders of Common Shares resulting from any dividend or distribution of capital shares (or rights to acquire Common Shares) or from any event treated as such for income tax purposes. The Issuer may also, from time to time, to the extent permitted by applicable law, increase the Conversion Rate by any amount for any period if the Issuer has determined that such increase would be in the best interests of the Issuer. If the Issuer makes such determination, it will be conclusive and the Issuer will mail to holders of the Notes a notice of the increased Conversion Rate and the period during which it will be in effect at least fifteen (15) days prior to the date the increased Conversion Rate takes effect in accordance with applicable law.

(h) If, in connection with any adjustment to the Conversion Rate as set forth in this Section 13.05 a holder shall be deemed for U.S. federal tax purposes to have received a distribution, the Issuer may set off any withholding tax it reasonably believes it is required to collect with respect to any such deemed distribution against cash payments of interest in accordance with the provisions of Section 4.01 hereof or from cash and Common Shares, if any, otherwise deliverable to a holder upon a conversion of Notes in accordance with the provisions of Section 13.12 hereof or a redemption or repurchase of a Note in accordance with the provisions of Article 3 hereof.

(i) The Issuer will not make any adjustment to the Conversion Rate if holders of the Notes are permitted to participate, on an as-converted basis, in the transactions described above (assuming for this purpose that the Notes were convertible solely into Common Shares at the then applicable Conversion Rate).

(j) Notwithstanding anything to the contrary contained herein, in addition to the other events set forth herein on account of which no adjustment to the Conversion Rate shall be made, the applicable Conversion Rate shall not be adjusted for: (i) the issuance of any Common Shares pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Issuer and the investment of additional optional amounts in Common Shares under any plan; (ii) the issuance of any Common Shares or options or rights to purchase those shares pursuant to any present or future employee, trustee, director or consultant benefit plan, employee agreement or arrangement or program of the Issuer; (iii) the issuance of any Common Shares pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the date the Notes were first issued; (iv) a change in the par value of the Common Shares; (v) accumulated and unpaid dividends or distributions; and (vi) as a result of a tender offer solely to holders of fewer than 100 Common Shares.

(k) No adjustment in the Conversion Rate will be required unless the adjustment would require an increase or decrease of at least 1% of the Conversion Rate. If the adjustment is not made because the adjustment does not change the Conversion Rate by at least 1%, then the adjustment that is not made will be carried forward and taken into account in any future adjustment. All required calculations will be made to the nearest cent or 1/1000th of a share, as the case may be. Notwithstanding the foregoing, all adjustments not previously made will have effect with respect to any conversion of the Notes.

(l) Whenever the Conversion Rate is adjusted as herein provided, the Issuer shall promptly file with the Trustee and any Conversion Agent other than the Trustee, an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Issuer shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to the holders of the Notes within 20 Business Days of the effective date of such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(m) For purposes of this Section 13.05, the number of Common Shares at any time outstanding shall not include shares held in the treasury of the Issuer but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of Common Shares.

(n) Notwithstanding anything in this Section 13.05 to the contrary, in no event shall the Conversion Rate be adjusted so that the Conversion Price would be less than $0.01.

Section 13.06. Change in Conversion Right Upon Certain Reclassifications, Business Combinations and Asset Sales.

(a) If the Issuer is a party to a consolidation, merger or binding share exchange (including, without limitation, by way of a recapitalization, reclassification or change of Common Shares (other than changes resulting from a subdivision or combination) or a sale, lease or transfer to a third party of the Issuer’s and the Issuer’s subsidiaries’ consolidated assets substantially as an entirety) pursuant to which all of the Common Shares are exchanged for cash, securities or other property, then the Issuer, or such successor or purchasing corporation, as the case may be, shall, as a condition precedent to such consolidation, merger or binding share exchange or sale, lease or transfer, execute and deliver to the Trustee a supplemental indenture providing that from and after the Effective Date of the transaction any conversion of Notes and the Conversion Value will be based on, and determined by reference to, the kind and amount of cash, securities or other property that the holder would have received if such holder had converted its Notes into Common Shares immediately prior to the Effective Date of the transaction.

(b) In the event the Issuer shall execute a supplemental indenture pursuant to this Section 13.06, the Issuer shall promptly file with the Trustee an Opinion of Counsel stating that such supplemental indenture is authorized or permitted by this Indenture and an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or other property receivable by holders of the Notes upon the conversion of their Notes after any such reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease or conveyance, any adjustment to be made with respect thereto and that all conditions precedent have been complied with.

(c) For purposes of this Section 13.06, where a consolidation, merger or binding share exchange involves a transaction that causes Common Shares to be exchanged for the right to receive more than a single type of consideration based upon any form of shareholder election, such consideration will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Shares that affirmatively make such an election.

(d) If this Section 13.06 applies to any event or occurrence, Section 13.05 shall not apply. The provisions of this Section 13.06 shall similarly apply to successive reclassifications, changes, consolidations, mergers, sales, transfers, leases, conveyances or other dispositions.

Section 13.07. Taxes on Shares Issued. The issue of share certificates, if any, on conversion of Notes shall be made without charge to the converting Noteholder for any documentary, stamp or similar issue or transfer tax in respect of the issue thereof. The Issuer shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue and delivery of shares in any name other than that of the holder of any Note converted, and the Issuer shall not be required to issue or deliver any such share certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Issuer the amount of such tax or shall have established to the satisfaction of the Issuer that such tax has been paid.

Section 13.08. Reservation of Shares, Shares to be Fully Paid; Compliance with Governmental Requirements. The Issuer shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient Common Shares to provide for the conversion of the Notes as required by this Indenture from time to time as such Notes are presented for conversion.

Before taking any action which would cause an adjustment increasing the Conversion Rate to an amount that would cause the Conversion Price to be reduced below the then par value, if any, of the Common Shares issuable, if any, upon conversion of the Notes, the Issuer will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Issuer may validly and legally issue such Common Shares at such adjusted Conversion Rate.

The Issuer covenants that all Common Shares, if any, which may be issued upon conversion of Notes will upon issue be fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof.

Section 13.09. Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any holder of Notes to determine the Conversion Rate or whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any Common Shares, or of any capital shares, other securities or other assets or property, which may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Issuer to issue, transfer or deliver any Common Shares or share certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Issuer contained in this Article 13. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 13.06 relating either to the kind or amount of capital shares or other securities or other assets or property (including cash) receivable by Noteholders upon the conversion of their Notes after any event referred to in such Section 13.06 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.01, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Issuer shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto. The Trustee shall not at any time be under any duty or responsibility to any holder of Notes to determine the accuracy of the method employed in calculating the Trading Price or whether any facts exist which may require any adjustment of the Trading Price.

Section 13.10. Notice to Holders Prior to Certain Actions. In case:

(a) the Issuer shall declare a dividend (or any other distribution) on its Common Shares that would require an adjustment in the Conversion Rate pursuant to Section 13.05; or

(b) the Issuer shall authorize the granting to the holders of all or substantially all of its Common Shares of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

(c) of any reclassification or reorganization of the Common Shares (other than a subdivision or combination of its outstanding Common Shares, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation, combination, merger or share exchange to which the Issuer is a party and for which approval of any shareholders of the Issuer is required, or of the sale or transfer of all or substantially all of the assets of the Issuer; or

(d) of the voluntary or involuntary dissolution, liquidation or winding up of the Issuer;

the Issuer shall cause to be filed with the Trustee and to be mailed to each holder of Notes at its address appearing on the Note Register provided for in Section 2.05 of this Indenture, as promptly as possible but in any event at least ten (10) calendar days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Share of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Share of record shall be entitled to exchange their Common Shares for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

Section 13.11. Shareholder Rights Plans. If the Issuer has in effect a rights plan while any Notes remain outstanding, holders of Notes will receive, upon a conversion of Notes in respect of which the Issuer shall deliver Common Shares, in addition to such Common Shares, rights under the Issuer’s shareholder rights agreement unless, prior to conversion, the rights have expired, terminated or been redeemed or unless the rights have separated from the Common Shares. If the rights provided for in the rights plan adopted by the Issuer have separated from the Common Shares in accordance with the provisions of the applicable shareholder rights agreement so that holders of Notes would not be entitled to receive any rights in respect of Common Shares, if any, that the Issuer delivers upon conversion of Notes, the Conversion Rate will be adjusted at the time of separation as if the Issuer had distributed to all holders of Common Share capital shares, evidences of indebtedness or other assets or property pursuant to Section 13.05(c) above, subject to readjustment upon the subsequent expiration, termination or redemption of the rights.

Section 13.12. Settlement Upon Conversion. Upon a conversion of Notes, the Issuer shall deliver, in respect of each $1,000 principal amount of Notes surrendered for conversion in accordance with their terms:

(a) cash in an amount (the “Principal Return”) equal to the lesser of (1) the principal amount of the Notes surrendered for conversion and (2) the Conversion Value, and

(b) if the Conversion Value is greater than the Principal Return, an amount (the “Net Amount”) in cash or Common Shares, at the Issuer’s option, with an aggregate value equal to the difference between the Conversion Value and the Principal Return.

The Issuer may elect to deliver any portion of the Net Amount in cash (the “Net Cash Amount”) or Common Shares, and any portion of the Net Amount the Issuer elects to deliver in Common Shares (the “Net Shares”) will be the sum of the Daily Share Amounts for each Trading Day during the Applicable Conversion Period. Prior to the close of business on the second Trading Day following the date on which Notes are surrendered for conversion, the Issuer shall inform Holders of such Notes of its election to pay cash for all or a portion of the Net Amount and, if applicable, the portion of the Net Amount that will be paid in cash and the portion that will be delivered in the form of Net Shares.

The Issuer shall deliver cash in lieu of any fractional Common Shares issuable in connection with payment of the Net Shares based upon the Average Price.

The “Daily Share Amount” for each $1,000 principal amount of Notes and each Trading Day in the Applicable Conversion Period is equal to the greater of:

(c) zero; and

(d) a number of Common Shares determined by the following formula:

where

CSP means the Closing Sale Price of the Common Shares on such Trading Day, and

CR means the applicable Conversion Rate.

The Issuer will determine the Conversion Value, Principal Return, Net Amount, Net Cash Amount and the number of Net Shares, as applicable, promptly after the end of the Applicable Conversion Period. The Issuer shall pay the Principal Return and cash in lieu of fractional shares, and deliver Net Shares or pay the Net Cash Amount, as applicable, no later than the third Business Day following the last Trading Day of the Applicable Conversion Period.

Section 13.13. Conversion Rate Adjustment After Certain Change in Control Transactions.

(a) If the Effective Date of a Change in Control occurs prior to April 20, 2012 as a result of a transaction or event described in clauses (1) or (2) of the definition of Change in Control and a holder elects to convert its Notes in connection with such Change in Control pursuant to Section 13.01(a)(iv) hereof, the Issuer shall increase the applicable Conversion Rate for such Notes surrendered for conversion by a number of additional Common Shares (the “Additional Shares”) as specified below. A conversion of Notes will be deemed for these purposes to be “in connection with” such a Change in Control if the Conversion Notice is received by the Conversion Agent on any date from and including the date that is the Effective Date of such Change in Control up to and including the 30th Business Day following the Effective Date of such Change in Control.

(b) The number of Additional Shares will be determined by reference to the table in Section 13.13(e) and is based on the date on which the Change in Control becomes effective (the “Effective Date”) and the price paid per Common Share in the Change in Control transaction (the “Share Price”). If holders of Common Shares receive only cash in the Change in Control transaction, the Share Price shall equal the cash amount paid per Common Share in such transaction. In all other cases, the Share Price shall equal the average of the Closing Sale Prices of the Common Shares on the ten (10) consecutive Trading Days up to but excluding the Effective Date.

(c) The Share Prices set forth in the first row of the table set forth in Section 13.13(e) (i.e., the column headers) shall be adjusted as of any date on which the Conversion Rate of the Notes is adjusted pursuant to Section 13.05. The adjusted Share Prices shall equal the Share Prices applicable immediately prior to such adjustment multiplied by a fraction, (i) the numerator of which shall be the Conversion Rate immediately prior to the adjustment giving rise to the Share Price adjustment and (ii) the denominator of which shall be the Conversion Rate as so adjusted.

(d) The number of Additional Shares shall be adjusted in the same manner and for the same events as the Conversion Rate is adjusted pursuant to Section 13.05.

(e) The following table sets forth the Share Price and number of Additional Shares to be received per $1,000 principal amount of Notes:

Effective
Date					Share Price
	$27.34	$30.00	$35.00	$40.00	$45.00	$50.00	$55.00	$60.00	$70.00	$80.00
April 18, 2007.	7.8890	5.5753	2.8532	1.4325	0.7070	0.3438	0.1652	0.0778	0.0142	0.0000
April 15, 2008.	7.8890	5.6528	2.8160	1.3465	0.6164	0.2695	0.1117	0.0419	0.0000	0.0000
April 15, 2009.	7.8890	5.5609	2.6454	1.1684	0.4734	0.1719	0.0512	0.0061	0.0000	0.0000
April 15, 2010.	7.8890	5.3964	2.3794	0.9205	0.3021	0.0764	0.0055	0.0000	0.0000	0.0000
April 15, 2011.	7.8890	5.0799	1.8933	0.5332	0.0982	0.0000	0.0000	0.0000	0.0000	0.0000
April 15, 2012.	7.8890	4.6459	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

(f) If the exact Share Price and Effective Date are not set forth in the table above, then:

(i) If the Share Price is between two Share Price amounts in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares shall be determined by straight-line interpolation between the number of Additional Shares set forth for the higher and lower Share Price amounts and the two dates, as applicable, based on a 365-day year;

(ii) If the Share Price is equal to or in excess of $80.00 per Common Share (subject to adjustment as specified in Section 13.13(c)), no Additional Shares will be issued upon a conversion of Notes; and

(iii) If the Share Price is less than $27.34 per Common Share (subject to adjustment as specified in Section 13.13(c)), no Additional Shares will be issued upon a conversion of Notes.

(g) Notwithstanding the provisions of this Section 13.13, in no event shall the total number of Common Shares issuable upon conversion of the Notes exceed 36.5764 shares per $1,000 principal amount of Notes, subject to adjustment in the same manner as the Conversion Rate as set forth in Section 13.05.

Section 13.14. Ownership Limit; Withholding Tax.

(a) Notwithstanding any other provision of the Notes, no holder of Notes shall be entitled to receive Common Shares upon a conversion of Notes to the extent that receipt of such shares would cause such holder (together with such holder’s Affiliates) to exceed the ownership limit contained in the Charter of the Issuer.

(b) At the Stated Maturity or upon earlier redemption or repurchase of the Notes or otherwise, and as otherwise required by law, the Issuer may deduct and withhold from the amount of consideration otherwise deliverable to the holder the amount required to be deducted and withheld under applicable law.

Section 13.15. Calculation In Respect of Notes. Except as otherwise specifically stated herein or in the Notes, all calculations to be made in respect of the Notes shall be the obligation of the Issuer. All calculations made by the Issuer or its agent as contemplated pursuant to the terms hereof and of the Notes shall be made in good faith and be final and binding on the Notes and the holders of the Notes absent manifest error. The Issuer shall provide a schedule of calculations to the Trustee, and the Trustee shall be entitled to rely upon the accuracy of the calculations by the Issuer without independent verification. The Trustee shall forward calculations made by the Issuer to any holder of Notes upon request within twenty (20) Business Days of the effective date of any adjustment.

ARTICLE 14

Note Guarantees

Section 14.01. Guarantees.

(a) Each Guarantor, hereby jointly and severally, absolutely, unconditionally and irrevocably guarantees the Notes and obligations of the Issuer hereunder and thereunder, and guarantees to each holder of a Note authenticated and delivered by the Trustee, and to the Trustee on behalf of such holder, that (i) the principal of and interest on the Notes will be paid in full when due, whether at the Stated Maturity of the Notes, a Redemption Date, a Change in Control Repurchase Date or an Optional Repurchase Date, by acceleration or otherwise (including, without limitation, the amount that would become due but for the operation of any automatic stay provision of any Bankruptcy Law), together with interest on the overdue principal, if any, and interest on any overdue interest, to the extent lawful, and all other obligations of the Issuer to the holders or the Trustee hereunder or thereunder will be paid in full or performed or observed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same will be paid in full when due or performed or observed in accordance with the terms of the extension or renewal, whether at the Stated Maturity of the Notes, a Redemption Date, a Change in Control Repurchase Date or an Optional Repurchase Date, by acceleration or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 14.03 hereof.

Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any holder of Notes with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.

(b) Each Guarantor hereby waives (to the extent permitted by law) the benefits of diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer or any other Person, protest, notice and all demands whatsoever and covenants that the Guarantee of such Guarantor shall not be discharged as to Notes except by complete performance of the obligations contained therein, this Indenture and such Guarantee. Each Guarantor acknowledges that the Guarantee is a guarantee of payment and not of collection. Each of the Guarantors hereby agrees that, in the event of a default in payment of principal or interest on such Note, whether at the Stated Maturity of the Notes, a Redemption Date, a Change in Control Repurchase Date or an Optional Repurchase Date, by acceleration or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the holder of such Note, subject to the terms and conditions set forth in this Indenture, directly against each of the Guarantors to enforce such Guarantor’s Guarantee without first proceeding against the Issuer or any other Guarantor. Each Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Notes, to collect interest on the Notes, or to enforce or exercise any other right or remedy with respect to the Notes, such Guarantor will pay to the Trustee for the account of the holders, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the holders.

(c) If any holder or the Trustee is required by any court or otherwise to return to the Issuer or any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or any Guarantor , any amount paid by any of them to the Trustee or such holder, the Guarantee of each of the Guarantors, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the holders and the Trustee, on the other hand, (x) subject to this Article 14, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of the Guarantee of such Guarantor, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of the Guarantee of such Guarantor.

(d) Each Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuer for liquidation or reorganization, should the Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Issuer’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Securities shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

(e) To evidence its Guarantee, each Guarantor hereby agrees that a Notation of Guarantee substantially in the form attached as Exhibit B hereto will be endorsed by an Officer of such Guarantor on each Note authenticated and delivered to the Trustee. Each Guarantor hereby agrees that its Guarantee will remain in full force and effect notwithstanding any failure to endorse on each Note a Notation of Guarantee. The delivery of any Note by the Trustee, after the authentication thereof hereunder, will be deemed to constitute due delivery of the Notation of Guarantee set forth in this Indenture by the Guarantors.

Section 14.02. Severability. In case any provision of any Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 14.03. Limitation of Liability. Each Guarantor and by its acceptance hereof each holder confirms that it is the intention of all such parties that the Guarantee by each such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law or the provisions of its local law relating to fraudulent transfer or conveyance. To effectuate the foregoing intention, the holders and each such Guarantor hereby irrevocably agree that the obligations of such Guarantor under its Guarantee shall be limited to the maximum amount that will not, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to this Article 14, result in the obligations of such Guarantor under its Guarantee constituting such fraudulent transfer or conveyance.

Section 14.04. Contribution. In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor under a Guarantee, such Guarantor will be entitled to a contribution from any other Guarantor in a pro rata amount based on the net assets of each Guarantor determined in accordance with GAAP.

Section 14.05. Subrogation. Each Guarantor shall be subrogated to all rights of holders against the Issuer in respect of any amounts paid by any Guarantor pursuant to the provisions of Section 14.01; provided, however, that if an Event of Default has occurred and is continuing, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Issuer under this Indenture or the Notes shall have been paid in full.

Section 14.06. Reinstatement. Each Guarantor hereby agrees (and each Person who becomes a Guarantor shall agree) that the Guarantee provided for in Section 14.01 shall continue to be effective or be reinstated, as the case may be, if at any time, payment, or any part thereof, of any obligations or interest thereon is rescinded or must otherwise be restored by a Holder to the Issuer upon the bankruptcy or insolvency of the Issuer or any Guarantor.

Section 14.07. Release of a Guarantor. Notwithstanding the foregoing, each Guarantee by a Guarantor of the Notes shall provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of the Issuer, of all of the Issuer’s capital stock in, or all or substantially all the assets of, such Guarantor, which transaction is in compliance with the terms of this Indenture and pursuant to which transaction such Guarantor is released from all guarantees, if any, by it of other indebtedness of the Issuer or any of its Subsidiaries or (ii) payment in full of all principal and interest on the Notes.

Section 14.08. Benefits Acknowledged. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that its respective Guarantee and waiver pursuant to its respective Guarantee is knowingly made in contemplation of such benefits.

ARTICLE 15

Miscellaneous Provisions

Section 15.01. Provisions Binding on Issuer’s Successors. All the covenants, stipulations, promises and agreements by the Issuer and the Guarantors contained in this Indenture shall bind their respective successors and assigns whether so expressed or not.

Section 15.02. Official Acts by Successor Corporation. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Issuer shall and may be done and performed with like force and effect by the like board, committee or officer of any Person that shall at the time be the lawful sole successor of the Issuer.

Section 15.03. Addresses for Notices, etc. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Notes on the Issuer shall be in writing and shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box, or sent by overnight courier, or sent by telecopier transmission addressed as follows:

RAIT Financial Trust

2929 Arch Street, 17th Floor

Philadelphia, Pennsylvania 19104

Telecopier No.: (215) 861-7920

Attention: Chief Legal Officer

Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited, postage prepaid, by registered or certified mail in a post office letter box, or sent by overnight courier, or sent by telecopier transmission addressed as follows: Wells Fargo Bank, N.A., Sixth Street and Marquette Avenue, MAC N9303-120, Minneapolis, Minnesota 55479, Telecopier No.: (612) 667-9825, Attention: Corporate Trust Services, RAIT Financial Trust Administrator.

The Trustee, by notice to the Issuer, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Noteholder shall be mailed by first class mail, postage prepaid, at such Noteholder’s address as it appears on the Note Register and shall be sufficiently given to such Noteholder if so mailed within the time prescribed.

Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Section 15.04. Governing Law. This Indenture, the Notes and the Gurantees shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 15.05. Evidence of Compliance with Conditions Precedent, Certificates to Trustee. Upon any application or demand by the Issuer to the Trustee to take any action under any of the provisions of this Indenture, the Issuer shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include: (1) a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based; (3) a statement that, in the opinion of such person, such person has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.

Section 15.06. Legal Holidays. If any specified date (including a date for giving notice) on which action is to be taken under this Indenture is a Legal Holiday, the action shall be taken on the next succeeding day that is not a Legal Holiday and, if the action to be taken on such date is a payment in respect of the Notes, no interest shall accrue for the intervening period.

Section 15.07. Trust Indenture Act. This Indenture is hereby made subject to, and shall be governed by, the provisions of the Trust Indenture Act required to be part of and to govern indentures qualified under the Trust Indenture Act; provided that this Section 15.07 shall not require this Indenture or the Trustee to be qualified under the Trust Indenture Act prior to the time such qualification is in fact required under the terms of the Trust Indenture Act, nor shall it constitute any admission or acknowledgment by any party to the Indenture that any such qualification is required prior to the time such qualification is in fact required under the terms of the Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in an indenture qualified under the Trust Indenture Act, such required provision shall control.

Section 15.08. No Security Interest Created. Nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction in which property of the Issuer or its subsidiaries is located.

Section 15.09. Benefits of Indenture. Nothing in this Indenture or in the Notes or the Guarantees, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any authenticating agent, any Note Registrar and their successors hereunder and the holders of Notes any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 15.10. Table of Contents, Headings, etc. The table of contents and the titles and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 15.11. Authenticating Agent. The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf, and subject to its direction, in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under Sections 2.04, 2.05, 2.06, 2.07, 3.03, 3.05 and 3.06, as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Notes. For all purposes of this Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee’s certificate of authentication. Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 7.09.

Any corporation into which any authenticating agent may be merged or exchanged or with which it may be consolidated, or any corporation resulting from any merger, consolidation or exchange to which any authenticating agent shall be a party, or any corporation succeeding to the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation is otherwise eligible under this Section 15.11, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation.

Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Issuer. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Issuer. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee shall either promptly appoint a successor authenticating agent or itself assume the duties and obligations of the former authenticating agent under this Indenture and, upon such appointment of a successor authenticating agent, if made, shall give written notice of such appointment of a successor authenticating agent to the Issuer and shall mail notice of such appointment of a successor authenticating agent to all holders of Notes as the names and addresses of such holders appear on the Note Register.

The Issuer agrees to pay to the authenticating agent from time to time such reasonable compensation for its services as shall be agreed upon in writing between the Issuer and the authenticating agent.

The provisions of Sections 7.02, 7.03, 7.04 and 8.03 and this Section 15.11 shall be applicable to any authenticating agent.

Section 15.12. Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 15.13. Severability. In case any provision in this Indenture or in the Notes or Guarantees shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed.

RAIT FINANCIAL TRUST, as Issuer

By:	/s/ Jack E. Salmon

Name: Jack E. Salmon Title: Chief Financial Officer

RAIT PARTNERSHIP L.P., a Delaware limited partnership

By: RAIT General, Inc., a Maryland corporation, its general partner

By:	/s/ Jack E. Salmon

Name: Jack E. Salmon Title: Chief Financial Officer

RAIT ASSET HOLDINGS, LLC, a Delaware limited liability company

By: RAIT Partnership, L.P., a Delaware limited partnership, its sole member

By: RAIT General, Inc., a Maryland corporation, its

general partner

By:	/s/ Jack E. Salmon

Name: Jack E. Salmon Title: Chief Financial Officer

WELLS FARGO BANK, N.A., as Trustee
By:	/s/	Jane Y. Schweiger
Name: Jane Y. Schweiger
Title: Vice President

EXHIBIT A

[Include only for Global Notes]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (THE “DEPOSITARY,” WHICH TERM INCLUDES ANY SUCCESSOR DEPOSITARY FOR THE CERTIFICATES) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREIN IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[Include only for Notes that are Restricted Securities]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER:

(i) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), IS AWARE THAT THE TRANSFER TO IT IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT AND IS ACQUIRING THIS SECURITY IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT;

(ii) AGREES THAT IT WILL NOT, WITHIN TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE OF THIS SECURITY AND THE LAST DATE ON WHICH RAIT FINANCIAL TRUST OR AN AFFILIATE THEREOF WAS THE OWNER OF THIS SECURITY, RESELL OR OTHERWISE TRANSFER THIS SECURITY OR THE COMMON SHARES ISSUABLE UPON CONVERSION OF SUCH SECURITY EXCEPT (A) TO RAIT FINANCIAL TRUST OR ANY OF ITS SUBSIDIARIES, (B) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR (D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH RESALE OR TRANSFER, SUBJECT, IN EACH CASE TO COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS; AND

(iii) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(D) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE OF THIS SECURITY AND THE LAST DATE ON WHICH RAIT FINANCIAL TRUST OR AN AFFILIATE THEREOF WAS THE OWNER OF THIS SECURITY, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS SECURITY TO THE TRUSTEE (OR ANY SUCCESSOR TRUSTEE, AS APPLICABLE). IF THE PROPOSED TRANSFER IS PURSUANT TO CLAUSE 2(C) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE (OR ANY SUCCESSOR TRUSTEE, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS RAIT FINANCIAL TRUST OR THE TRUSTEE MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THIS SECURITY PURSUANT TO CLAUSE 2(D) ABOVE OR THE EXPIRATION OF TWO YEARS FROM THE LATER OF THE ORIGINAL ISSUE DATE OF THIS SECURITY AND THE LAST DATE ON WHICH RAIT FINANCIAL TRUST OR AN AFFILIATE THEREOF WAS THE OWNER OF THIS SECURITY.

THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT (AS SUCH TERM IS DEFINED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF) AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.

RAIT FINANCIAL TRUST
6.875% CONVERTIBLE SENIOR NOTES DUE 2027

CUSIP:

No. $

RAIT Financial Trust, a Maryland real estate investment trust (herein called the “Issuer,” which term includes any successor person under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to            or its registered assigns, the principal sum of ? DOLLARS [or such other principal amount as shall be set forth on Schedule I hereto]1 on April 15, 2027 at the office or agency of the Issuer maintained for that purpose in accordance with the terms of the Indenture, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semi-annually, on April 15 and October 15 of each year (each, an “Interest Payment Date”), commencing October 15, 2007, on said principal sum at said office or agency, in like coin or currency, at the rate per annum of 6.875%, from and including the most recent Interest Payment Date in respect of which interest has been paid (or commencing April 18, 2007 if no interest has been paid hereon).

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the holder of this Note the right to convert this Note in the manner specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

1For Global Notes only.

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.
Dated:	—

RAIT FINANCIAL TRUST, a

Maryland real estate investment

trust

By:
Name:
Title:

ATTEST:

By

Name:

Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes described in the within-named Indenture.

WELLS FARGO BANK, N.A., as Trustee

By:
Name:
Title:

Dated:

FORM OF REVERSE OF NOTE

RAIT FINANCIAL TRUST

6.875% CONVERTIBLE SENIOR NOTES DUE 2027

This note is one of a duly authorized issue of notes of the Issuer, designated as its “6.875% Convertible Senior Notes due 2027” (herein called the “Notes”), issued under and pursuant to an Indenture, dated as of April 18, 2007 (herein called the “Indenture”), among the Issuer, the Guarantors named therein and Wells Fargo Bank, N.A., as trustee (herein called the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the holders of the Notes. Capitalized terms used but not otherwise defined in this Note shall have the respective meanings ascribed thereto in the Indenture.

The Issuer shall not have the right to redeem the Notes prior to April 20, 2012, except to preserve its status as a real estate investment trust. If the Issuer determines it is necessary to redeem the Notes in order to preserve its status as a real estate investment trust, the Issuer may redeem the Notes for cash, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus unpaid interest, if any, accrued thereon to, but excluding, the Redemption Date. At any time on or after April 20, 2012, the Notes may be redeemed at the option of the Issuer, in whole or in part, in cash at a redemption price equal to 100% of the principal amount of Notes to be redeemed plus accrued and unpaid interest accrued thereon to, but excluding, the Redemption Date. If an Interest Payment Date falls on or prior to the Redemption Date, then the interest payable on such Interest Payment Date shall be paid to the holders of record of the Notes on the applicable Record Date instead of the holders surrendering the Notes for redemption.

Subject to the terms and conditions set forth in the Indenture, following the occurrence of a Change in Control at any time prior to April 20, 2012, the Notes shall be subject to repurchase by the Issuer, at the option of the holder, on the Change in Control Repurchase Date, at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased together with accrued and unpaid interest accrued thereon to, but excluding, the Change in Control Repurchase Date; provided that if an Interest Payment Date falls on or prior to the Change in Control Repurchase Date, then, with respect to any Note in respect of which the holder thereof shall have submitted a Change in Control Repurchase Notice, the interest payable on such Interest Payment Date shall be paid to the holder of record of such Note on the applicable Record Date instead of the holder surrendering such Note for repurchase. To exercise such right, the holder shall be required to satisfy the conditions to such repurchase set forth in the Indenture and to deliver to the Paying Agent the Change in Control Purchase Notice set forth on the reverse hereof prior to the close of business on the third Business Day prior to the Change in Control Repurchase Date.

Subject to the terms and conditions of the Indenture, each holder shall have the right, at such holder’s option, to require the Issuer to repurchase all or any portion of the Notes held by such holder, on April 15, 2012, April 15, 2017 and April 15, 2022, at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased together with any accrued and unpaid interest accrued thereon to, but excluding, the Optional Repurchase Date; provided that if an Interest Payment Date falls on or prior to an Optional Repurchase Date, then, with respect to any Note in respect of which the holder thereof shall have submitted an Optional Repurchase Notice, the interest payable on such Interest Payment Date shall be paid to the holder of record of such Note on the applicable Record Date instead of the holder surrendering such Note for repurchase. To exercise such right, the holder shall be required to satisfy the conditions to such repurchase set forth in the Indenture and deliver to the Paying Agent the Optional Repurchase Notice set forth on the reverse hereof, at any time from the opening of business on the date that is thirty (30) Business Days prior to the applicable Optional Repurchase Date until the close of business on the third Business Day prior to the applicable Optional Repurchase Date.

The Issuer may not repurchase any Notes if there has occurred and is continuing an Event of Default with respect to the Notes (other than a default in the payment of the repurchase price for such Notes).

Holders have the right to withdraw any Repurchase Notice or an Optional Repurchase Notice, as applicable, by delivering to the Paying Agent a written notice of withdrawal at any time prior to the close of business on the third Business Day prior to the Change in Control Repurchase Date or Optional Repurchase Date, as the case may be, all as provided in the Indenture.

Subject to and in compliance with the provisions of the Indenture, holders of Notes shall have the right to convert each $1,000 principal amount of Notes at the applicable Conversion Rate into the consideration specified in the Indenture, upon surrender of the Note to be converted with the form entitled “Conversion Notice” on the reverse hereof duly completed and manually signed, to the Issuer at the office or agency of the Issuer maintained for that purpose in accordance with the terms of the Indenture, together with any funds required pursuant to the terms of the Indenture. The Conversion Rate shall initially be 28.6874 Common Shares per $1,000 principal amount of Notes, subject to adjustment in the manner set forth in the Indenture.

Notes surrendered for conversion at any time after the close of business on any applicable Record Date for the payment of interest and on or prior to the corresponding Interest Payment Date must be accompanied by payment, in immediately available funds or other funds acceptable to the Issuer, of an amount equal to the interest otherwise payable on such Interest Payment Date on the principal amount being converted; provided that no such payment shall be required (1) if the Issuer has specified a Redemption Date that is after a Record Date and on or prior to the corresponding Interest Payment Date or (2) to the extent of any overdue interest and Additional Interest and Special Interest, if any overdue interest and Additional Interest and Special Interest, as applicable, exists at the time of conversion with respect to such Notes.

In the event the holder surrenders this Note for conversion in connection with a Change in Control resulting from a transaction described in clause (1) or (2) of the definition of such term, the Issuer shall increase the applicable Conversion Rate in accordance with the provisions of Section 13.13 of the Indenture.

In the event that Common Shares are issued upon conversion of Notes, no fractional shares shall be issued upon such conversion, but an adjustment and payment in cash will be made, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon such conversion.

A Note in respect of which a holder has submitted a Change in Control Purchase Notice or an Optional Repurchase Notice may be converted only if such holder validly withdraws such Change in Control Purchase Notice or Optional Repurchase Notice in accordance with the terms of the Indenture.

If an Event of Default (other than an Event of Default specified in Section 6.01(i), 6.01(j) and 6.01(k) of the Indenture with respect to the Issuer) shall occur and be continuing, the principal of, and accrued and unpaid interest on, the Notes may be declared to be due and payable in the manner specified in the Indenture. If an Event of Default specified in Section 6.01(i), 6.01(j) or 6.01(k) of the Indenture shall occur with respect to the Issuer, the principal of, and interest accrued and unpaid on, the Notes shall be immediately and automatically due and payable without necessity of further action. Subject to the provisions of the Indenture, the holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding may, on behalf of the holders of all of the Notes, waive any past default or Event of Default, subject to exceptions set forth in the Indenture. Upon any such waiver, said default shall for all purposes of this Note and the Indenture be deemed to have been cured and to be not continuing, but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Notwithstanding the previous paragraph, to the extent elected by the Issuer, the sole remedy for an Event of Default relating to the failure to comply with the reporting obligations under Section 5.04 of the Indenture or for any failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act, will for the first 365 days after the occurrence of such an Event of Default consist exclusively of the right to receive special interest on the Notes at an annual rate equal to 0.50% of the principal amount of the Notes, in the manner and with the effect provided in the Indenture.

The Indenture contains provisions permitting the Issuer, the Guarantors and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, to execute supplemental indentures to modify provisions of the Indenture, subject to exceptions permitting the modification of the Indenture without the consent of any holder of Notes or requiring the consent of each holder of a Note affected by such modification all as set forth in Article 9 of the Indenture.

The Notes are issuable in fully registered form, without coupons, in denominations of $1,000 principal amount and any multiple of $1,000. At the office or agency of the Issuer referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration or exchange of Notes, Notes may be exchanged for a like aggregate principal amount of Notes of any other authorized denominations. Upon surrender for registration of transfer of any Note to the Note Registrar or any co-registrar, and satisfaction of the requirements for such transfer set forth in the Indenture, the Issuer shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by the Indenture. No service charge shall be made to any holder for any registration of transfer or exchange of Notes, but the Issuer may require payment by the holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes.

The Issuer, the Trustee, any Paying Agent, any Conversion Agent and any Note Registrar may deem the Person in whose name this Note shall be registered upon the Note Register to be, and may treat it as, the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Issuer or any Note Registrar) for the purpose of receiving payment of or on account of the principal of, and interest on this Note, for conversion of this Note and for all other purposes; and neither the Issuer or the Trustee nor any Paying Agent, Conversion Agent or any Note Registrar shall be affected by any notice to the contrary. All such payments so made to any holder for the time being, or upon its order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any this Note.

No recourse for the payment of the principal of or interest on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Issuer in the Indenture or any supplemental indenture or in any Note, or because of the creation of any indebtedness represented hereby, shall be had against any incorporator, shareholder, partner, member, manager, employee, agent, officer, trustee, director or subsidiary, as such, past, present or future, of the Issuer or any of the Issuer’s Subsidiaries or of any successor thereto, either directly or through the Issuer or any of the Issuer’s Subsidiaries or of any successor thereto, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as consideration for, the execution of the Indenture and the issue of this Note.

This Note will be entitled to the benefits of the Guarantees made for the benefit of the holders of Notes under the Indenture. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the holders of the Notes under the Indenture.

In the case of any conflict between the provisions of this Note, the Guarantees and the Indenture, the provisions of the Indenture shall control. The Indenture, this Note and the Guarantees shall be governed by, and construed in accordance with, the laws of the state of New York.

In addition to the rights provided to holders of Notes under the Indenture, holders shall have all the rights set forth in the Registration Rights Agreement, dated as of 18, 2007, between the Issuer and the Initial Purchaser.ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN-COM -	as tenants in common	UNIF GIFT MIN ACT -___ Custodian
—
TEN-ENT -	as tenant by the entireties	(Cust) (Minor)
JT-TEN -	as joint tenants with	under Uniform Gifts to Minors Act
	right of survivorship and	—
	not as tenants in common	(State)

Additional abbreviations may also be used though not in the above list.

CONVERSION NOTICE

TO:	RAIT FINANCIAL TRUST Wells Fargo Bank, N.A., as Trustee

The undersigned registered owner of this Note hereby irrevocably exercises the option to convert this Note, or the portion thereof (which is $1,000 or a multiple thereof) below designated, into cash and, if applicable, Common Shares of RAIT Financial Trust, as applicable, in accordance with the terms of the Indenture referred to in this Note, and directs that the shares, if any, issuable and deliverable upon such conversion, together with any check in payment for cash, if any, payable upon conversion or for fractional shares and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. If shares or any portion of this Note not converted are to be issued in the name of a person other than the undersigned, the undersigned will provide the appropriate information below and pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Note.

Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

Fill in the registration of Common Shares, if any, if to be issued, and Notes if to be delivered, and the person to whom cash and payment for fractional shares is to be made, if to be made, other than to and in the name of the registered holder:

Please print name and address

(Name)

(Street Address)

(City, State and Zip Code)

Principal amount to be converted

(if less than all):

$

Social Security or Other Taxpayer

Identification Number:

NOTICE: The signature on this Conversion Notice must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

[CHANGE IN CONTROL PURCHASE NOTICE][OPTIONAL REPURCHASE NOTICE]

TO:	RAIT FINANCIAL TRUST WELLS FARGO BANK, N.A.

The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from RAIT Financial Trust (the “Issuer”) regarding the right of holders to elect to require the Issuer to repurchase the Notes and requests and instructs the Issuer to repay the entire principal amount of this Note, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in cash, in accordance with the terms of the Indenture at the price of 100% of such entire principal amount or portion thereof specified below, together with accrued and unpaid interest to the Repurchase Date to the registered holder hereof. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. The Notes shall be repurchased by the Issuer as of the Repurchase Date pursuant to the terms and conditions specified in the Indenture.

NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Note Certificate Number:

Principal amount to be repurchased (if less than all, must be $1,000 or whole multiples thereof):

Social Security or Other Taxpayer Identification Number:

Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

ASSIGNMENT

For value received      hereby sell(s) assign(s) and transfer(s) unto      (Please insert social security or other Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints      attorney to transfer said Note on the books of the Issuer, with full power of substitution in the premises.

In connection with any transfer of the Note prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision) (other than any transfer pursuant to a registration statement that has been declared effective under the Securities Act), the undersigned confirms that such Note is being transferred:

To RAIT Financial Trust or a subsidiary thereof; or

To a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended; or

Pursuant to any other available exemption from registration under the Securities Act of 1933, as amended, including the exemption provided by Rule 144 thereunder; or

Pursuant to a Registration Statement which has been declared effective under the Securities Act of 1933, as amended, and which continues to be effective at the time of transfer.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof.

Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

NOTICE: The signature on this Assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Schedule I

RAIT FINANCIAL TRUST

6.875% CONVERTIBLE SENIOR NOTES DUE 2027

Date of Increase or Decrease	Principal Amount Following such Increase or Decrease	Principal Amount of Increase	Principal Amount of Decrease	Authorized Signature of Trustee or Custodian

EXHIBIT B

[FORM OF NOTATION OF GUARANTEE]

Each of the undersigned (collectively, the “Guarantors”) have unconditionally guaranteed, jointly and severally (such guarantee by each Guarantor being referred to herein as the “Guarantee”) (i) the due and punctual payment of the principal of and interest on the Securities when they become due, whether at the Stated Maturity of the Notes, a Redemption Date, a Change in Control Repurchase Date or an Optional Repurchase Date, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on the Notes, to the extent lawful, and the due and punctual performance and observance of all other obligations of the Issuer to the holders or the Trustee all in accordance with the terms set forth in Article 14 of the Indenture, dated as of April 18, 2007, among RAIT Financial Trust, each of the Guarantors and Wells Fargo Bank, N.A., as trustee, and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

No past, present or future shareholder, officer, trustee, director, employee or incorporator, as such, of any of the Guarantors shall have any liability under the Guarantee by reason of such person’s status as shareholder, officer, trustee, director, employee or incorporator. Each holder of a Note by accepting a Note waives and releases all such liability. This waiver and release are part of the consideration for the issuance of the Guarantees.

Each holder of a Note by accepting such Note agrees that any Guarantor named below shall have no further liability with respect to its Guarantee if such Guarantor otherwise ceases to be liable in respect of its Guarantee in accordance with the terms of the Indenture.

The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Notes upon which the Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized signatories.

Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

[SIGNATURE PAGE FOLLOWS]

RAIT PARTNERSHIP L.P., a Delaware limited partnership

By: RAIT General, Inc., a Maryland corporation, its general partner

By:	—
Name:
Title:

RAIT ASSET HOLDINGS, LLC, a Delaware limited liability company

By: RAIT Partnership, L.P., a Delaware limited partnership, its sole member

By: RAIT General, Inc., a Maryland corporation, its

general partner

By:	—
Name:
Title: